UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
CIVISTA BANCSHARES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CIVISTA
BANCSHARES, INC.

NOTICE OF 2024

ANNUAL MEETING

OF SHAREHOLDERS

& PROXY STATEMENT

CIVISTA BANCSHARES, INC.

100 East Water Street, P.O. Box 5016

Sandusky, Ohio 44870

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 16, 2024

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Civista Bancshares, Inc. (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839, at 10:00 AM E.D.T. on Tuesday, April 16, 2024, for the following purposes:

1.	To elect twelve (12) Directors to serve one-year terms expiring in 2025.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.

3.	To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2024.

4.	To consider and vote upon a proposal to approve the Civista Bancshares, Inc. 2024 Incentive Plan.

5.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

Only those holders of record of common shares of the Corporation at the close of business on February 20, 2024, will be entitled to notice of and to vote at the Annual Meeting.

Included with this Notice are the Corporation’s Proxy Statement for the Annual Meeting, a form of proxy card and the Corporation’s 2023 Annual Report to Shareholders. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 14, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2024: The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card to be sent to shareholders by the Corporation and the Corporation’s 2023 Annual Report to Shareholders are available at www.proxydocs.com/civb. Before making any voting decisions, you are urged to read the Corporation’s Proxy Statement for the Annual Meeting (including any amendments or supplements thereto) and any other relevant documents that the Corporation may file with or furnish to the SEC.

You are cordially invited to attend the Annual Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if your common shares are registered directly with the Corporation’s transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust

Company, LLC) (“Equiniti”), you may vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy. You also may cast your vote in person at the Annual Meeting, provided that, if you are not the record holder of your common shares, you must bring documentation from your broker, financial institution or other nominee authorizing you to vote on behalf of the record holder of your shares.

To obtain driving directions to attend the Annual Meeting and vote in person, please contact Karen Terenzi (419-609-1347; kmterenzi@civista.bank) or Lori Castillo (419-627-4554; lacastillo@civista.bank).

By Order of the Board of Directors

Lance A. Morrison, Corporate Secretary

Civista Bancshares, Inc.

March 14, 2024

CIVISTA BANCSHARES, INC.

100 East Water Street, P.O. Box 5016

Sandusky, Ohio 44870

(419) 625-4121

www.civb.com

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2024

INTRODUCTION

We are sending this Proxy Statement and the enclosed proxy card to you as a shareholder of Civista Bancshares, Inc. (the “Corporation”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 AM E.D.T. on Tuesday, April 16, 2024, at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839. The Corporation’s Board of Directors is soliciting proxies for use at the Annual Meeting, or any adjournment thereof. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders on or about March 14, 2024.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

1.	To elect twelve (12) Directors to serve one-year terms expiring in 2025.

2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement.

3.	To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2024.

4.	To consider and vote upon a proposal to approve the Civista Bancshares, Inc. 2024 Incentive Plan.

5.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

VOTING INFORMATION

Who can vote?

Only holders of record of the Corporation’s common shares as of the close of business on February 20, 2024, the record date for determination of the shareholders entitled to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on February 20, 2024, there were 15,687,162 common shares of the Corporation outstanding and 15,680,722 common shares entitled to vote. (As of the record date, the individuals entitled to the remaining outstanding shares had not exchanged stock in an acquired company for common shares of the Corporation.) The common shares are the only class of stock of the Corporation presently outstanding and entitled to vote at the Annual Meeting.

Each shareholder will be entitled to cast one vote for each common share owned by that shareholder with respect to each candidate for election to the Board of Directors. With respect to all other matters submitted to a vote at the Annual Meeting, each shareholder will be entitled to one vote for each common share of the Corporation held on February 20, 2024.

How do I vote?

If you were a record holder of common shares of the Corporation as of February 20, 2024, you may vote in person by attending the Annual Meeting or, to ensure that your common shares are represented at the Annual Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.

Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, Equiniti Trust Company (formerly known as American Stock Transfer & Trust Company, LLC) (“Equiniti”), may

also vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., E.D.T., on April 15, 2024. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet or telephone should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by those shareholders.

How do I vote if my common shares are held in “street name”?

If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name”, you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring documentation from your broker, financial institution or other nominee authorizing you to vote your common shares on behalf of such record holder. The documentation must show that you were the direct or indirect beneficial owner of the common shares on February 20, 2024, the record date for voting at the Annual Meeting.

How will my common shares be voted?

Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted by your proxies in accordance with your instructions. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxies will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as Directors of the Corporation of the twelve (12) nominees listed below under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS”;

•	“FOR” the non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement;

•	“FOR” the ratification of the appointment of FORVIS, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2024; and

•	“FOR” the approval of the Civista Bancshares, Inc. 2024 Incentive Plan.

If any other matters are properly presented for voting at the Annual Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment. No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting.

Can the proxy materials be accessed electronically?

Yes. The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2023 Annual Report to Shareholders are available on the Internet at www.proxydocs.com/civb.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Annual Meeting by:

•	filing a written notice of revocation with the Corporate Secretary of the Corporation, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;

•	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the Annual Meeting and giving notice of revocation in person.

Attendance at the Annual Meeting will not, by itself, revoke your proxy.

The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, financial institution or other nominee to vote your common shares, you must follow directions received from your broker, financial institution or other nominee to change your vote.

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting.

What constitutes a quorum and how many votes are required for adoption of the proposals?

A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 15,680,722 common shares of the Corporation outstanding and entitled to vote on February 20, 2024, the record date for the Annual Meeting. A majority of the outstanding common shares, or 7,840,362 common shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A quorum must exist to conduct business at the Annual Meeting.

The rules of the NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker, as the holder of record, is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions.

The ratification of the appointment of the Corporation’s independent registered public accounting firm (Proposal 3) is the only routine proposal. Each of the other proposals is considered a non-routine matter and, therefore, your broker may vote on these matters only if you provide voting instructions. Accordingly, it is important that you provide instructions to your broker on these matters.

Vote Required with Respect to the Proposals

•	Proposal 1 - Election of Directors

Under Ohio law and the Corporation’s Code of Regulations, the twelve (12) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election will be elected Directors. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

•	Proposal 2 - Non-Binding Advisory Resolution to Approve the Compensation of the Corporation’s Named Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” Proposal 2. Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Proposal 3 - Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2024. The effect of an abstention is the same as a vote “AGAINST” Proposal 3. Because Proposal 3 is a routine proposal, there will be no broker non-votes associated with this proposal.

•	Proposal 4 – Approval of the Civista Bancshares, Inc. 2024 Incentive Plan

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the Civista Bancshares, Inc. 2024 Incentive Plan. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

In accordance with the Corporation’s policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and, in the event of a contested proxy solicitation, to verify the validity of proxies, ballots and voting instructions submitted by shareholders and the results of the voting.

Who pays the cost of proxy solicitation?

The Corporation will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Corporation and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees that are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call Lance A. Morrison, Corporate Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).

PROPOSAL 1

ELECTION OF DIRECTORS

The Amended and Restated Code of Regulations of the Corporation (the “Regulations”) provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by resolution of the Board of Directors of the Corporation. The Board of Directors currently consists of fourteen (14) members, and the current terms of all of the Directors expire at the Annual Meeting in 2024. As part of the ongoing refreshment efforts of the Nominating and Corporate Governance Committee (the “Nominating Committee”), Allen R. Nickles and John O. Bacon, who have served as Directors of the Corporation since 2003 and 2023, respectively, will retire as Directors and will not seek re-election as Directors at the Annual Meeting. As a result, the Board of Directors has approved a decrease in the size of the Board from fourteen (14) to twelve (12) Directors effective upon the resignations of Messrs. Nickles and Bacon immediately prior to the Annual Meeting.

Upon the unanimous recommendation of the Nominating Committee, the Board of Directors in 2023 increased the size of the Board from ten (10) to fourteen (14) Directors and appointed John O. Bacon, Clyde A. Perfect, Jr., Nathan E. Weaks and Gerald B. Wurm as Directors of the Corporation to fill the vacancies created by the increase in the number of Directors. Messrs. Bacon, Perfect, Weaks and Wurm, who each previously served as a Director of Civista Bank only, were appointed to also serve as Directors of the Corporation effective as of July 25, 2023.

The Board of Directors proposes that each of the twelve (12) nominees named below be elected as a Director of the Corporation to serve a one (1) year term expiring at the annual meeting in 2025, and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Each nominee was recommended by the Nominating Committee for election. All of the nominees have expressed their willingness to serve as Directors if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director; however, if for any reason a nominee becomes unable or unwilling to stand for election as a Director, the individuals designated as proxies in the enclosed proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee.

The following table lists each nominee’s name, age, principal occupation(s) and/or positions held with the Corporation, the Corporation’s banking subsidiary, Civista Bank (the “Bank”), and the Corporation’s other subsidiaries, and the year the nominee first became a Director of the Corporation. Unless otherwise indicated, each individual has held his or her principal occupation for more than five years. Additional information regarding each nominee is provided under the heading “CORPORATE GOVERNANCE - Director Qualifications” beginning on page 15 of this Proxy Statement.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE PAST FIVE YEARS; POSITIONS HELD WITH THE CORPORATION AND ITS SUBSIDIARIES.	AGE (AS OF MEETING DATE)	DIRECTOR SINCE	NOMINEE FOR TERM EXPIRING IN
Darci Congrove Managing Director, GBQ Partners, LLC from 2010 to present Partner, GBQ from 2003 to present Director of Civista Bancshares, Inc. and Civista Bank	54	2023	2025
Mark Macioce Vice President and Chief Information Officer, Kichler Lighting (a MASCO Company) from August 2020 to present Vice President, CIO, IT Americas, Synthomer PLC (formerly OMNOVA Solutions) from July 2017 to April 2020 Director of Civista Bancshares, Inc. and Civista Bank	46	2023	2025
Julie A. Mattlin Principal, DKMG Consulting LLC from 2014 to present Director of United Community Bank from 2015 until 2018 Director of Civista Bancshares, Inc. and Civista Bank	59	2018	2025
James O. Miller Chairman, Civista Bancshares, Inc. and Civista Bank from 2007 until his retirement on April 19, 2022 President and CEO, Civista Bancshares, Inc. from 2007 until 2017 CEO, Civista Bank from 2007 until 2017 President, Civista Bank from 2007 until 2014 Director of Civista Bancshares, Inc. and Civista Bank	72	2006	2025
Dennis E. Murray, Jr. Partner, Murray & Murray Company, LPA Chairman, Civista Bancshares, Inc. since April 19, 2022 Director of Civista Bancshares, Inc. and Civista Bank	61	2015	2025
Mary Patricia Oliver Founder, Oliver Consulting Group Partner, Tucker Ellis, LLP from 2014 until retirement on December 31, 2018 Director of Civista Bancshares, Inc. and Civista Bank	68	2017	2025
Clyde A. Perfect, Jr. General Manager and CFO, Perfect North Slopes, Inc. from 1978 to present Senator, Indiana State Senate from 2014 until 2023 Director of Civista Bancshares, Inc. and Civista Bank	67	2023	2025
Dennis G. Shaffer President and CEO, Civista Bancshares, Inc. from 2018 to present CEO, Civista Bank from 2018 to present President, Civista Bank from 2014 to present Senior Vice President, Civista Bancshares, Inc. from 2009 until 2014 Executive Vice President, Chief Lending Officer, Civista Bank from 2009 until 2014 Executive Vice President, Civista Bancshares, Inc. from 2014 until 2017 Vice Chair and Director of Civista Bancshares, Inc. and Civista Bank	61	2017	2025

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE PAST FIVE YEARS; POSITIONS HELD WITH THE CORPORATION AND ITS SUBSIDIARIES.	AGE (AS OF MEETING DATE)	DIRECTOR SINCE	NOMINEE FOR TERM EXPIRING IN
Harry Singer President and CEO, Sandusco, Inc. from 1980 to present President and CEO, ICM Distributing Company, Inc. from 1980 to present Director of Civista Bancshares, Inc. and Civista Bank	69	2019	2025
Nathan E. Weaks President, Automatic Feed Company from 2018 to present CFO, Automatic Feed Company from 1985 until 2018 Director of Automatic Feed Company since 2004 Director of Northwest State Community College since 2013 Director of Henry County Bank from 2018 until 2022 Director of Civista Bancshares, Inc. and Civista Bank	68	2023	2025
Lorina W. Wise Chief Human Resources Officer, Assistant Corporate Secretary, Nationwide Children’s Hospital from 2018 to present Deputy General Counsel, Nationwide Children’s Hospital from 2015 to 2018 Assistant General Counsel, Nationwide Children’s Hospital from 2012 to 2015 Director of Civista Bancshares, Inc. and Civista Bank	64	2022	2025
Gerald B. Wurm President, Wurm’s Woodworking Company from 1983 to present Director of Civista Bancshares, Inc. and Civista Bank	69	2023	2025

Recommendation and Vote

Under Ohio law and the Corporation’s Amended and Restated Code of Regulations, the twelve (12) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election will be elected Directors. Common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more individual nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends a vote “FOR” the election of all twelve (12) nominees listed above.

BENEFICIAL OWNERSHIP OF

COMMON SHARES OF THE CORPORATION

The following table sets forth information concerning the only shareholder known to the Corporation to own beneficially more than 5% of the outstanding common shares of the Corporation as of February 20, 2024.

NAME AND ADDRESS OF BENEFICIAL OWNER(2)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	1,268,722	8.09%
(1)	Percent of Class is computed based on 15,687,162 common shares outstanding on February 21, 2024.
(2)

Based upon the information contained in Schedule 13G/A filed with the SEC on January 25, 2024, to report beneficial ownership of common shares of the Corporation as of December 31, 2023 by BlackRock, Inc. as parent holding company for the following subsidiaries: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The Schedule 13G filed by BlackRock, Inc. reported sole voting power as to 1,247,228 common shares and sole dispositive power as to 1,268,722 common shares.

The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of February 20, 2024, for each of the current Directors of the Corporation, each of the nominees for election as a Director of the Corporation, each of the individuals named in the Summary Compensation Table for 2023 on page 27, and all Directors, nominees and executive officers of the Corporation as a group.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
John O. Bacon (3)	16,091	*
Darci Congrove	909	*
Richard J. Dutton (4)	28,489	*
Mark Macioce	909	*
Julie A. Mattlin	9,476	*
Todd A. Michel (5)	8,414	*
James O. Miller (6)	27,997	*
Dennis E. Murray, Jr. (7)	41,314	*
Allen R. Nickles (8)	108,355	*
Mary Patricia Oliver	5,105	*
Charles A. Parcher (9)	17,913	*
Clyde A. Perfect, Jr. (3)	4,885	*
Dennis G. Shaffer (10)	34,669	*
Harry Singer (11)	20,609	*
Paul J. Stark (12)	13,229	*
Nathan E. Weaks (3)	7,629	*
Lorina W. Wise	1,346	*
Gerald B. Wurm (3)	136,208	*

All current executive officers and Directors as a group (23 persons)	502,176	3.01%

(1)

Unless otherwise indicated, each executive officer or Director has voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of these executive officers and Directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

(2)

Percent of Class is computed based on 16,687,162 common shares outstanding on February 20, 2024. All common shares reflected in the table are currently owned by each executive officer or Director, and there are no additional common shares as to which any named person or group has the right to acquire beneficial ownership within 60 days after February 20, 2024. *Indicates beneficial ownership of less than one percent (1%) of the outstanding common shares of the Corporation.

(3)	New nominee for election as a Director of the Corporation at the Annual Meeting.
(4)

Includes 19,846 common shares held by Richard J. Dutton (including 3,209 restricted common shares, of which 2,019 shares will vest on January 2, 2025 and 1,276 shares will vest on January 2, 2026); and 7,109 common shares held by Richard J. Dutton IRA.

(5)

Includes 6,955 common shares held by Todd A. Michel (including 1,503 restricted common shares, of which 937 shares will vest on January 2, 2025 and 566 shares will vest on January 2, 2026); and 1,459 common shares held jointly by Todd A. Michel and Lynn A. Michel, spouse of Todd A. Michel, as to which they exercise shared voting and investment power.

(6)

Includes 13,564 common shares held by James and Martha Miller JT TEN; 5,718 common shares held by Martha M. Miller, IRA, as to which Mr. Miller’s spouse has sole voting and investment power; and 8,715 common shares held by James O. Miller IRA.

(7)

Includes 6,703 common shares held by Dennis E. Murray, Jr.; and 13,019 common shares held by Dennis E. Murray, Jr. Rollover IRA; a total of 14,852 common shares held by Mr. Murray and 6,740 common shares owned by Mr. Murray’s spouse are held in their respective brokerage accounts, which shares (together with other assets in the accounts) may be pledged to secure loans outstanding from time to time to Mr. Murray and his spouse, respectively, with respect to margin accounts.

(8)

Includes 5,187 common shares held by Allen R. Nickles; 99,759 common shares held by Allen R. Nickles SEP IRA; 895 common shares held by Allen R. Nickles IRA; 500 common shares held by Diane Nickles IRA, spouse of Mr. Nickles, as to which she has sole voting and investment power; and 1,105 common shares held by Diane Nickles, as to which she has sole voting and investment power.

(9)

Includes 16,163 common shares held by Charles A. Parcher (including 3,295 restricted common shares, of which 2,019 common shares which will vest on January 2, 2025 and 1,276 shares will vest on January 2, 2026); and 1,750 common shares held by Charles A. Parcher IRA.

(10)

Includes 33,258 common shares held by Dennis G. Shaffer (including 6,769 restricted common shares, of which 4,026 shares will vest on January 2, 2025 and 2,743 shares will vest on January 2, 2026); and 1,411 common shares held by Dennis G. Shaffer IRA.

(11)

Includes 1,875 common shares held by Harry Singer Rollover IRA; 1,075 common shares held by Harry Singer SEP IRA; 7,900 common shares held by Sandusco Inc., as to which Mr. Singer has shared voting and investment power; 6,704 common shares held by Harry Singer Revocable Trust, as to which Mr. Singer, as trustee, has voting and investment power; and 3,055 common shares held jointly by Harry Singer and Geri M. Smith, his spouse, as to which they exercise shared voting and investment power.

(12)	Of the 13,229 common shares held by Paul J. Stark, 711 restricted common shares vested on January 2, 2023 and 2,752 shares vested upon his retirement on December 31, 2023.

Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation’s Directors, executive officers and any persons beneficially holding more than 10% of the Corporation’s common shares are required to file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial ownership of the Corporation’s common shares and any subsequent changes in their ownership. To the Corporation’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons for their transactions during 2023 and written representations that no other Section 16(a) reports were required to be filed for transactions during 2023, all filing requirements applicable to officers, Directors and beneficial owners of more than 10% of the outstanding common shares of the Corporation under Section 16(a) of the Exchange Act were complied with.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

Meetings of the Board of Directors

The Board of Directors of the Corporation (sometimes referred to herein as the “Board”) met nine (9) times in 2023 (including four (4) meetings held by video conference to consider and approve the declaration of dividends). Each Director attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served during 2023.

Attendance at Annual Meeting of Shareholders

The Corporation does not have a formal policy with regard to Director attendance at annual meetings of shareholders. However, the Corporation encourages all Directors and Director nominees to attend each annual meeting of shareholders. All but two of the Corporation’s Directors attended the 2023 annual meeting of shareholders either in person or via telephone.

Board Leadership Structure and Role in Risk Management

The Board expects its Chairman to possess extensive knowledge of the Corporation’s operations as well as the experience and capacity to provide strategic direction to the Corporation. Currently, Mr. Dennis E. Murray serves as Chairman of the Board. Mr. Murray was appointed Chairman effective April 19, 2022, to succeed Mr. James O. Miller, who served as Chairman from 2014 until April 19, 2022. Mr. Murray is an independent director who has served as a Director of the Corporation and Bank since 2015 and previously served as the Board’s Lead Independent Director.

The Board believes that Mr. Murray’s prior experience as Lead Independent Director of the Corporation, his independent leadership, his experience on the Board and his ability to communicate between the Board and management allow him to provide appropriate oversight of the Board and promote the Board’s effective functioning.

At the time of Mr. Murray’s appointment as Chairman of the Board on April 19, 2022, the Board also appointed Mr. Dennis G. Shaffer to serve as Vice Chair. Mr. Shaffer’s role as Vice Chair is to provide support to the Chair and to serve as a liaison between the Board and management. Given Mr. Shaffer’s extensive knowledge and active involvement in the operations of the Corporation, and his lengthy experience in banking, the Board determined that Mr. Shaffer serving in this role would provide valuable support to the Chair.

The Board is actively involved in oversight of risks that could affect the Corporation and its subsidiaries. The Board Risk Committee (the “Risk Committee”), as part of its role in overseeing the Corporation’s Enterprise Risk Management program, assists the Board in the oversight of the guidelines, policies and processes for identifying, assessing, managing, reporting, monitoring and mitigating risks to the Corporation and its subsidiaries, including credit risk, market risk (including interest rate risk), liquidity risk, compliance risk, operational risk, legal risk, reputational risk, strategic risk and cybersecurity risk. Cybersecurity is addressed as part of operational risk and includes information security, vendor management and business continuity planning. Additionally, the Board has assigned to its Audit

Committee responsibility for oversight of the internal controls of the Corporation. Each Director of the Corporation is also a member of the Bank’s board of directors and, as such, receives monthly reports from the Risk Management Officer concerning risks to the Bank.

The role of the Board of Directors in the Corporation’s risk management process also includes reviewing regular reports from senior management on areas of material risk to the Corporation, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and to assess the Corporation’s risk management and risk mitigation strategies. The Board also reviews and approves the minutes of each meeting of the Corporation’s Enterprise Risk Management Committee, consisting of the executive officers of the Corporation.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board also have responsibility for risk management. As further discussed under the heading “Risk Committee” below, the primary role of the Risk Committee is to oversee the Enterprise Risk Management program. The Risk Management Committee also assists the Board of Directors in its oversight of the implementation and enforcement of policies, procedures and practices relating to: (i) the management of enterprise-wide risk; (ii) compliance with applicable laws and regulations and the maintenance of appropriate regulatory and economic capital and reserve levels; and (iii) the Corporation’s long-term strategic plans and initiatives. In addition, the Audit Committee assists the Board in overseeing and monitoring management’s conduct of the Corporation’s financial reporting process and system of internal accounting and financial controls. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board

The Board has the following standing committees: Nominating and Corporate Governance Committee (“Nominating Committee”); Audit Committee; Compensation, Benefits and Liability Committee (“Compensation Committee”); and Risk Committee. The Risk Committee was created as a new committee by the Board in July 2023 to assist the Board in its continued focus on risk as part of the Corporation’s strategic plan and vision. While the Corporation is not required by applicable laws and regulations to have a Risk Committee due to the Corporation’s current asset size, the Board believed it was desirable and appropriate to create a separate Risk Committee in order to further emphasize the Board’s attention to and focus on matters of risk.

The following table shows the current membership of each of the standing committees of the Board. It is anticipated that the composition of the standing committees may change, and new Directors may be appointed to serve on these committees, following the Annual Meeting.

Nominating Committee	Audit Committee	Compensation Committee	Board Risk Committee
Mary Patricia Oliver, Chair	Julie A. Mattlin, Chair	Harry Singer, Chair	Darci L. Congrove, Chair
Dennis E. Murray, Jr.	John O. Bacon	John O. Bacon	Mark J. Macioce
Clyde A. Perfect, Jr.	Darci L. Congrove	Mark J. Macioce	Julie A. Mattlin
Harry Singer	Allen R. Nickles	Dennis E. Murray, Jr.	Dennis E. Murray, Jr.
	Nathan E. Weaks	Mary Patricia Oliver	Mary Patricia Oliver
	Gerald B. Wurm	Lorina W. Wise	Clyde A. Perfect, Jr.
		Gerald B. Wurm	Harry Singer
Nathan E. Weaks

Nominating Committee

The Nominating Committee currently has four (4) members and met eight (8) times in 2023. The Board has determined that each of the current members of the Nominating Committee qualifies, and each Director who served as a member of the Nominating Committee during 2023 qualified during his or her tenure on the Nominating Committee during 2023, as an “independent director” under applicable NASDAQ rules. The Board has adopted a written charter for the Nominating Committee. A copy of the charter is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at each annual meeting of shareholders. The Nominating

Committee also nominates Directors to serve on committees of the Board and on the boards of directors and committees of the Bank and other subsidiaries of the Corporation, assists the Board in Director orientation and continuing education, periodically reviews Director compensation, and is responsible for reviewing and establishing corporate governance policies and programs.

Audit Committee

The Audit Committee currently has six (6) members and met nine (9) times in 2023. The Board has determined that each member of the Audit Committee qualifies, and each Director who served as a member of the Audit Committee during 2023 qualified during his or her tenure on the Audit Committee during 2023, as an “independent director” under applicable NASDAQ rules and under Rule 10A-3 promulgated under the Exchange Act. The Board has adopted a written charter for the Audit Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Corporation and its shareholders. The Board has also determined that Julie A. Mattlin qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K. Ms. Mattlin is a principal of DKMG Consulting, LLC and has provided financial consulting services to airports and other entities for over 30 years, including bond issuances worth billions of dollars. She has considerable experience in accounting for estimates, accruals and reserves. Ms. Mattlin has been a member of the Corporation’s Audit Committee since 2019 and previously served as the Chair of the Audit Committee of United Community Bancorp, which was acquired by the Corporation in September, 2018.

As set forth in the Audit Committee’s Charter, the Audit Committee’s responsibilities include the following:

•

To supervise the independent audit function, including pre-approving the employment of and evaluating the independent auditor, reviewing the independence of the independent auditor and discussing with senior management and the independent auditor any significant deficiencies or material weaknesses in the design or operations of the Corporation’s internal controls, any audit problems or difficulties, any changes required in the scope of the audit plan, and the audit budget and staffing;

•

To oversee the internal audit and internal controls, including reviewing and discussing with senior management, the internal auditor and the independent auditor the adequacy of the Corporation’s internal control over financial reporting and disclosure controls and procedures and the independent auditor’s attestation report;

•

To oversee financial reporting, including reviewing and discussing with senior management and the independent auditor the Corporation’s quarterly and annual financial statements and all critical accounting policies and practices and any significant changes in accounting policies;

•

To provide the report to be included in the Corporation’s annual proxy statement regarding the Audit Committee’s review and recommendation regarding the inclusion of the audited financial statements in the Corporation’s annual report on Form 10-K and quarterly on Form 10-Q for filing with the SEC; and

•	To review, approve and oversee material related party transactions and any other potential conflict of interest situations on an ongoing basis.

In discharging its responsibilities, the Audit Committee is authorized to investigate any matter that the Audit Committee deems appropriate to carry out its responsibilities and has access to all books, records, facilities and personnel of the Corporation. The Audit Committee is also authorized to retain, compensate, direct, oversee and terminate an independent auditor, independent counsel, other auditors and experts as it deems necessary.

Additional information regarding the Audit Committee, including the Audit Committee’s report relating to the 2023 fiscal year, is provided under the heading “AUDIT COMMITTEE MATTERS” beginning on page 44 of this Proxy Statement.

Compensation Committee

The Compensation Committee currently has seven (7) members and met five (5) times in 2023. The Board has determined that each member of the Compensation Committee qualifies, and each Director who served as a member of the Compensation Committee during 2023 qualified during his or her tenure on the Compensation Committee, as an “independent director” under applicable NASDAQ rules. In addition, each member of the Compensation Committee qualifies as a “non-employee director” for purposes of SEC Rule 16b-3. The Board has adopted a written charter for the Compensation Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Compensation Committee approves compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its subsidiaries; reviews and recommends the affirmative action program for the Corporation and its subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its subsidiaries.

Additional information regarding the Compensation Committee and its functions and responsibilities is provided under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.

Risk Committee

The Risk Committee currently has eight (8) members and met twelve (12) times in 2023, following its creation on July 25, 2023. The Board has determined that each member of the Risk Committee qualifies, and each Director who served as a member of the Risk Committee during 2023 qualified during his or her tenure on the Risk Committee, as an “independent director” under applicable NASDAQ rules. The Board has adopted a written charter for the Risk Committee which is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

The Risk Committee was established in July 2023 as a joint committee of the Boards of Directors (collectively, the “Boards”) of the Corporation and the Bank (collectively, “Civista”) to assist the Boards in fulfilling their responsibilities with respect to establishing the risk appetite of Civista and overseeing the establishment and implementation of Civista’s Enterprise Risk Management Policy (“ERM”) and program.

In establishing the risk appetite of Civista, the Risk Committee will consider the levels and types of risk that Civista is able and willing to assume in its exposures and material business activities, given Civista’s strategic and business objectives and responsibilities to its shareholders, communities and employees, and with respect to its obligations to operate in compliance with applicable law and safe and sound banking practices.

The Committee’s role in overseeing Civista’s Enterprise Risk Management program includes assisting the Boards in their oversight of the guidelines, policies and processes for identifying, assessing, managing, reporting, monitoring, and mitigating risk. The risks to be managed under the ERM Policy include:

- Credit Risk

- Market Risk (includes Interest Rate Risk)

- Liquidity Risk

- Compliance Risk

- Operational Risk (including cyber risk)

- Legal Risk

- Reputational Risk

- Strategic Risk

2023 COMPENSATION OF DIRECTORS

The Nominating Committee annually considers the compensation paid to non-employee Directors and recommends appropriate compensation for service on the Boards of the Corporation and the Bank. Executive officers of the Corporation do not play a role in determining Director compensation. During 2023, the Directors of the Corporation were not paid any fees for their service on the Board of the Corporation or for attendance at meetings of the Board of the Corporation. However, each Director of the Corporation also serves as a Director of the Bank and, during 2023, received

Directors’ fees for attendance at meetings of the Board of Directors of the Bank at the rate of $1,750 per meeting. In addition, the Directors of the Corporation and the Bank received $600 per committee meeting of the Corporation or the Bank attended during 2023, except that the Chairperson of each Committee received $1,600 per committee meeting attended. The Board increased these committee fees (by $240 and “$100 per meeting, respectively) in 2023 following consultation with its compensation advisor, and upon the recommendation of the Nominating Committee, in order to bring total Director compensation in line with the 50th percentile of our peers. In July 2023, the Corporation and the Bank restructured their committees, and Directors no longer serve as members of any Bank-level committees and now only attend and receive compensation for attendance at committee meetings of the Corporation. Directors who are also officers of the Corporation and/or its subsidiaries do not receive any fees or other compensation as Directors of the Corporation or any of its subsidiaries or for attendance at any Board or committee meetings.

Directors of the Bank receive an annual retainer for their service on the Bank’s board. To align the interests of the Bank’s Directors with the interests of the Corporation’s shareholders, the entire amount of the retainer is paid in common shares of the Corporation. Each Director received a retainer totaling $14,000, which was paid in common shares of the Corporation, for his or her service on the board of the Bank during the period from April 18, 2023, until the Annual Meeting on April 16, 2024. The retainer amount was pro-rated for new directors based on when they joined the Board. Mr. Murray received an additional cash retainer in the amount of $2,500 per month for his service as Chairman of the Board . The additional cash retainer paid to Mr. Murray as Chairman of the Board was recommended by the Nominating Committee and approved by the Board in recognition of the additional duties required of Mr. Murray in his role as Chairman of the Board.

The Corporation and each of its subsidiaries has adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the board fees or committee fees earned by such Director during a particular calendar year. The amount deferred is credited with interest at a rate equal to the ten-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. During 2023, no Director of the Corporation elected to defer his or her board fees and/or committee fees earned as a Director of the Corporation or the Bank.

In 2014, the shareholders of the Corporation approved the Corporation’s 2014 Incentive Plan (the “2014 Incentive Plan”), pursuant to which equity-based awards and cash-based awards are available for grant to eligible participants. Directors of the Corporation and the Bank are eligible to receive awards as participants under the 2014 Incentive Plan. As described above, the Corporation has issued awards of unrestricted common shares to the non-employee Directors under the 2014 Incentive Plan in lieu of their cash retainer. The 2014 Incentive Plan will expire by its terms on April 16, 2024, after which no further awards may be granted under the 2014 Incentive Plan. Additional information concerning the 2014 Incentive Plan is provided under the heading “EXECUTIVE COMPENSATION – Retirement, Deferred Compensation and Other Benefit Plans – 2014 Incentive Plan” on page 31 of this Proxy Statement. As further discussed under “Proposal 4 – Approval of the Civista Bancshares, Inc. 2024 Incentive Plan” beginning on page 40 of this Proxy Statement, the Corporation’s Board of Directors has adopted the 2024 Incentive Plan to replace the 2014 Incentive Plan, subject to the approval of the Corporation’s shareholders at the Annual Meeting.

Set forth below is information regarding the compensation paid for 2023 to each of the Directors of the Corporation (other than Mr. Dennis G. Shaffer, whose compensation information is included in the Summary Compensation Table for 2023 on page 27).

DIRECTOR COMPENSATION TABLE FOR 2023

Name	Fees Earned or Paid in Cash (1)	Stock Awards ($) (2)	Change in Nonqualified Deferred Compensation Earnings (3)	Total ($)
John O. Bacon	$27,900	$14,008	—	$41,908
Darci L. Congrove	$16,000	$14,008	—	$30,008
Mark J. Macioce	$13,700	$14,008	—	$27,708
Julie A. Mattlin	$32,575	$14,008	—	$46,583
James O. Miller	$17,450	$14,008	—	$31,458
Dennis E. Murray, Jr.	$39,413	$14,008	—	$53,420
Allen R. Nickles	$20,900	$14,008	—	$34,908
Mary Patricia Oliver	$30,463	$14,008	—	$44,470
Clyde A. Perfect, Jr.	$13,850	$14,008	—	$27,858
Harry Singer	$33,750	$14,008	—	$47,758

Name	Fees Earned or Paid in Cash (1)	Stock Awards ($) (2)	Change in Nonqualified Deferred Compensation Earnings (3)	Total ($)
Nathan E. Weaks	$27,888	$14,008	—	$41,895
Lorina W. Wise	$18,013	$14,008	—	$32,020
Gerald B. Wurm	$25,000	$14,008	—	$39,008
(1)

Includes fees paid to Directors for (a) attendance at meetings of the Board of Directors of the Bank at the rate of $1,750 per meeting attended and (b) for attendance at committee meetings of the Corporation or the Bank at the rate pf $600 per meeting attended (or $1,600 per meeting attended by the Chairperson of the committee). Also includes additional fees paid to Directors for attendance at Board and/or committee meetings of the Corporation and the Bank calculated at the rate of $50 per hour for (i) travel time for those Directors who do not reside in Erie County, Ohio and (ii) time for all Directors when meetings were held at locations other than in Erie County. Also includes a fee of $2,500 per month paid to Mr. Murray for service as Chairman of the Board.

(2)

Reflects the unrestricted common shares awarded as the retainer under the 2014 Incentive Plan on April 18, 2023 with a grant date fair value (computed in accordance with FASB ASC Topic 718) of $15.41 per share.

(3)	Reflects above-market or preferential earnings on non-qualified deferred compensation in 2023.

CORPORATE GOVERNANCE

Code of Ethics

In accordance with applicable NASDAQ rules and the rules and regulations of the SEC, the Board of Directors of the Corporation has adopted a Code of Conduct (Ethics) applicable to all Directors, officers and employees of the Corporation and its subsidiaries, including the Corporation’s principal executive officer and principal financial officer. A copy of the Code of Conduct (Ethics) is posted on the “Governance Documents” page under the “Corporate Overview” tab of the Corporation’s website at www.civb.com.

Corporate Responsibility (ESG)

As a community banking organization, the main purposes of the Corporation and its subsidiaries are to serve our shareholders and to help our customers thrive, our communities grow and our employees develop. The Corporation’s commitment to responsible and efficient operation and corporate citizenship helps further those purposes. Such corporate responsibility and citizenship include corporate governance initiatives, philanthropy, community development and a commitment to employees. With this in mind, the Corporation has posted on its website its Corporate Responsibility (ESG) Report. The Report can be found on the Corporation’s website at www.civb.com at the bottom of the home page under the “Corporate Responsibility” tab.

Communications with Board of Directors

The Corporation provides a process for shareholders to send communications to the Corporation’s Board of Directors. Shareholders can send communications to the entire Board or to a specified Director by mailing the communication to Lance A. Morrison, Senior Vice President, Corporate Secretary and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested without any screening.

Director Independence

The Corporation has affirmatively determined that all Directors are currently “independent” under applicable NASDAQ rules, except that Dennis G. Shaffer does not qualify as independent due to his service as President and CEO of the Corporation and the Bank. In making its determination concerning the independence of Directors, the Board of Directors of the Corporation reviewed and considered each Director’s relationships, both direct and indirect, with the Corporation and its subsidiaries, including those described under the heading “Transactions with Directors, Officers and Related Persons” on page 17 of this Proxy Statement.

Board Governance Initiatives

Since 2020, the Nominating Committee of the Board of Directors has been engaged in work on a governance initiative aimed at further improving corporate governance through annual Board evaluations, utilizing a skills matrix and annual interviews of Directors by the Chairman and the Lead Independent Director, as well as a Board refreshment initiative. In 2020, the Nominating Committee adopted a Board of Directors Guide, which among other things: formalizes the criteria to be used in evaluating existing Directors and new Director candidates and assessing their qualifications; sets forth certain expectations for Board members with regard to age, citizenship and residency, stock ownership (i.e., a minimum of 5,000 shares of common stock of the Corporation within five (5) years of joining the Board), attendance at Board and committee meetings, experience and integrity; identifies the roles, duties and responsibilities of the Directors, as well as those of the Chairman and committee chairs; formalizes the process for conducting succession planning with regard to the CEO as well as executive management as a whole; sets forth the procedures for selecting an interim replacement CEO in the event the CEO should die or suddenly become incapacitated and unable to serve as CEO, and procedures for identifying, recruiting, evaluating and selecting a successor CEO; and identifies certain expectations of Directors with regard to business development, new Director orientation and continuing education and training for Directors. As part of the Board refreshment initiative during 2021, the Nominating Committee and the Board of Directors nominated chairs-elect of the Board of Directors and committees of the Board in order to provide for greater succession planning. Those chairs-elect were elected to their positions by the Board of Directors immediately following the 2022 annual meeting of shareholders on April 19, 2022. As part of the ongoing refreshment efforts of the Nominating Committee, three (3) Directors retired in 2022 and 2023, and the Nominating Committee has appointed and/or nominated a total of seven (7) Directors to the Board of Directors (Mr. Bacon, Ms. Congrove, Mr. Macioce, Mr. Perfect, Mr. Weaks, Ms. Wise and Mr. Wurm).

NASDAQ Diversity Matrix

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) will require each NASDAQ-listed company, subject to certain exceptions, to have, or explain why it does not have, at least two members of its board of directors who are diverse, including (1) at least one diverse director who self-identifies as female, and (2) at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. Under the NASDAQ rule, a director will be considered “diverse” if the individual self-identifies in one or more of the following categories: Female, Underrepresented Minority, or LGBTQ+. “Female” means an individual who self-identifies her gender as a woman, without regard to the individual’s designated sex at birth. An “underrepresented minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. While we are not required to fully comply with the Diverse Board Representation Rule until 2026, our Board currently has five members who are diverse, including four directors who self-identify as female and one director who self-identifies as an underrepresented minority and, therefore, the Board as currently comprised satisfies all of the requirements of the Diverse Board Representation Rule.

In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s current board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+. We have provided the statistical information required by the Board Diversity Disclosure Rule in the matrices below.

Board Diversity Matrix (as of December 31, 2023)
Total Number of Directors	14
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	10	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	10	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Board Diversity Matrix (as of December 31, 2022)
Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Nominating Procedure

The Corporation has not adopted a formal policy with regard to consideration of any Director candidates recommended by shareholders, which the Board of Directors deems appropriate because the Nominating Committee considers all recommendations for candidates from any source. To be considered by the Nominating Committee, shareholder recommendations as to Director candidates should be sent in writing to the Corporation, in care of the Corporation’s Corporate Secretary, at 100 East Water Street, Sandusky, Ohio 44870.

Shareholders of the Corporation may also nominate a candidate for election as a Director of the Corporation by following the procedures set forth in the Corporation’s Amended and Restated Code of Regulations. Pursuant to the Amended and Restated Code of Regulations, all shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of the Corporation at the Corporation’s principal executive offices located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870. Nominations must be received by the Corporate Secretary of the Corporation not less than 14 days nor more than 50 days prior to the meeting, except that if less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first (but in no event less than seven days prior to the meeting). Each nomination must contain the following information: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee; (d) the name and record address of the shareholder making the nomination; and (e) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder making the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as Director of the Corporation.

SEC Rule 14a-19 now requires the use of a universal proxy card in contested director elections. Under this “universal proxy rule,” a shareholder intending to engage in a director election contest with respect to an annual meeting of shareholders must give the Corporation notice of its intent to solicit proxies by providing the name(s) of the shareholder’s nominee(s) and certain other information at least 60 calendar days prior to the anniversary of the previous year’s annual meeting date (except that, if the Corporation did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant).

Director Qualifications

The Nominating Committee identifies nominees by considering recommendations from all sources and evaluates them by applying the criteria that it has adopted. The Board of Directors Guide, which was adopted by the Nominating Committee in 2020, sets forth criteria to be used in evaluating existing Directors and new Director candidates, the minimum qualifications that must be met by any Director nominee and the qualities and skills that are necessary for a

Director, new or existing, to possess. In addition to the qualifications and expectations set forth in the Board of Directors Guide, the Nominating Committee also considers cognitive diversity, relevant business and employment experience, experience on other boards, experience with publicly traded companies, relevant special knowledge, independence, personal characteristics, financial sophistication and community involvement. During 2019, the Nominating Committee and the Board of Directors adopted a formal Board Diversity Policy, a copy of which is available on the Corporation’s website at www.civb.com (on the “Governance Documents” page under the “Corporate Overview” tab), regarding the consideration of cognitive diversity in identifying nominees for Director. Cognitive diversity is one of the primary factors considered by the Nominating Committee pursuant to its criteria for evaluating Director candidates. Cognitive diversity promotes diversity of all types and seeks the inclusion of different perspectives and ideas to mitigate against groupthink. Cognitive diversity also seeks to ensure that the Corporation benefits from all available talent. Diversity is to be achieved through recruitment efforts and the gathering of candidate pools that consider not only merit, but the competencies, expertise, skills and backgrounds identified by the Board as being important to fostering cognitive diversity and an inclusive culture. The Nominating Committee reviews and assesses on an annual basis the Board Diversity Policy’s effectiveness in achieving a diverse and robust Board.

The Nominating Committee and the Board of Directors believe that each of the nominees who have been nominated for election at the Annual Meeting brings a strong background and set of skills to the Board which provides the Board as a whole with competence, experience and expertise in a wide variety of areas, including business and executive management, banking, manufacturing, accounting and finance, tax, insurance, human resources, information technology, law and international business. Provided below is the evaluation of the Nominating Committee and the Board of Directors regarding the specific attributes, skills and qualifications possessed by each Director nominee.

Darci Congrove. The Nominating Committee and the Board of Directors believe that the attributes, skills, experience and qualifications that Ms. Congrove has developed through more than 30 years as a Certified Public Accountant in private practice and more than 13 years as a Managing Director of the largest Columbus, Ohio based public accounting firm allow her to provide tax, accounting and financial expertise to the Board of Directors and have recommended her for re-election to the Board.

Mark Macioce. The Nominating Committee and the Board of Directors believe that the attributes, skills, experience and qualifications that Mr. Macioce has developed through more than 21 years as an Information Technology professional, IT Director and Chief Information Officer allow him to provide business, technology and innovation expertise to the Board of Directors and have recommended him for re-election to the Board.

Julie A. Mattlin. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Ms. Mattlin has developed through 32 years in providing financial consulting services to airports, including the development of financial and funding strategies and reports related to bond issuances, allow her to provide financial and business expertise to the Board of Directors and have recommended her for re-election to the Board.

James O. Miller. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Miller has developed through more than 44 years working in the financial services industry, including 31 years at the Corporation and the Bank, allow him to provide banking, accounting and financial expertise and a comprehensive knowledge and understanding of the Corporation’s operations and management to the Board of Directors and have recommended him for re-election to the Board.

Dennis E. Murray, Jr. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Murray has developed through 36 years as an attorney litigating various legal matters (including accounting, antitrust and banking issues and shareholder and other business disputes) and through his governmental service in various capacities allow him to provide legal expertise to the Board on corporate and governance matters, and have recommended him for re-election to the Board.

Mary Patricia Oliver. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Ms. Oliver has developed through more than 39 years as an attorney practicing in the financial services industry, including most recently as a partner with Tucker Ellis, LLP until December 31, 2018, and formerly as an Executive Vice President, General Counsel and Chief Corporate Governance Officer of BB&T Corporation, allow her to provide legal, financial and governance expertise to the Board of Directors and have recommended her for re-election to the Board.

Clyde A. Perfect, Jr. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Perfect has developed through more than 43 years as the manager of a successful service industry business and his many years in public service allow him to provide valuable business and public service experience to the Board of Directors and have recommended him for election to the Board.

Dennis G. Shaffer. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Shaffer has developed through more than 38 years working in the financial services industry, including the last 14 years at the Corporation and the Bank, allow him to provide banking, accounting and financial expertise and comprehensive knowledge and understanding of the Corporation’s operations and management to the Board of Directors and have recommended him for re-election to the Board.

Harry Singer. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Singer has developed through 35 years in both the commercial real estate and the retail industries allow him to provide valuable owner/operator and business expertise to the Board of Directors and have recommended him for re-election to the Board.

Nathan E. Weaks. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Weaks has developed through nearly 20 years as a director, officer and/or chief financial officer of a successful manufacturing company, as well as of a community bank, provide valuable business experience to the Board of Directors and have recommended him for election to the Board.

Lorina W. Wise. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Ms. Wise has developed through 36 years as an attorney and 26 years as a leader and executive at large institutions, including her current position with Nationwide Children’s Hospital, specializing in labor and employment matters, as well as the related legal, regulatory, financial and administrative matters related thereto, provide valuable business, legal and human resources expertise and perspective to the Board of Directors and have recommended her for re-election to the Board.

Gerald B. Wurm. The Nominating Committee and the Board of Directors believe that the attributes, skills and qualifications that Mr. Wurm has developed through more than 43 years as president of a successful manufacturing company provide valuable business experience to the Board of Directors and have recommended him for election to the Board.

Transactions with Directors, Officers and Related Persons

The Corporation’s subsidiary, the Bank, has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and their respective related persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectability or present other unfavorable features. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.

Each officer and Director is expected to bring to the attention of the Board or Nominating Committee any relationship or transaction with the Corporation in which he or she has a direct or indirect interest, other than ordinary course banking transactions of the types described above. The Corporation’s Audit Committee provides review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts. Also, when the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.

Anti-Hedging Policy

The Corporation’s Insider Trading Policy prohibits all directors, officers and employees, including the Corporation’s executive officers, from engaging in certain hedging transactions related to securities of the Corporation held by them, including the purchase of securities on margin, buying or selling puts or calls, and trading securities on a short-term basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Corporation’s Board of Directors is currently comprised of John O. Bacon, Dennis E. Murray, Jr., Mary Patricia Oliver, William F. Ritzmann, Harry Singer (Chair), Lorina W. Wise and Gerald B. Wurm. All of the members of the Compensation Committee qualify, and each Director who served as a member of the Compensation Committee during 2023 qualified during his or her tenure on the Compensation Committee, as an “independent director” under applicable NASDAQ rules. None of the members of the Compensation Committee is a past or present officer or employee of the Corporation or any of its subsidiaries. During the 2023 fiscal year, none of the Corporation’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Corporation’s Board of Directors or Compensation Committee.

Except for banking transactions in the ordinary course of business with the Bank, as described above under “CORPORATE GOVERNANCE - Transactions with Directors, Officers and Associates,” none of the members of the Compensation Committee had any relationships or transactions with the Corporation or its subsidiaries during 2023 which would require disclosure under Item 404 of SEC Regulation S-K.

EXECUTIVE OFFICERS OF THE CORPORATION

The following table sets forth the names and ages of all current executive officers of the Corporation, other than Dennis G. Shaffer, whose information is set forth under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS” on page 4 of this Proxy Statement, and all positions and offices held by such executive officers with the Corporation and its subsidiaries, and each executive officer’s business experience during the past five (5) years.

NAME	AGE (as of Meeting Date)	POSITION
Robert L. Curry, Jr.	55

Senior Vice President of the Corporation since 2022

Senior Vice President of Civista Bank since 2022

Director of CIVB Risk Management, Inc. since 2022

Executive Vice President, Compliance Office at Key Bank from 2015 to 2021

Richard J. Dutton	61

Senior Vice President of the Corporation since 2006

Executive Vice President, Chief Operating Officer of Civista Bank since 2013

Senior Vice President of Civista Bank from 2006 to 2012

Director of CIVB Risk Management, Inc. since 2017

Russel J. Edwards, Jr.	58

Senior Vice President of the Corporation since 2022

Senior Vice President, Retail Banking of Civista Bank since 2019

Vice President and Business Banking of S&T Bank from 2018 to 2019

Vice President and Business Banking of Citizens Bank in 2018

Vice President and Business Banking Officer at Citizens Bank from 2017 to 2018

Carl A. Kessler, III	55

Senior Vice President of the Corporation since 2022

Senior Vice President of Civista Bank since 2020

Chief Information Officer of First Mutual Holding Company from 2017 to 2020

Chief Information Officer of First Federal Lakewood from 2013 to 2019

Chief Operations and Information Officer of First Federal Lakewood from 2019 to 2020

Advisory Board Member of Array.com since 2021

Todd A. Michel	59

Senior Vice President and Controller of the Corporation since 2000

Vice President and Controller of the Corporation from 1998 to 2000

Senior Vice President and Controller of Civista Bank since 1999

Vice President and Controller of Civista Bank from 1998 to 1999

Controller of Civista Bank from 1996 to 1998

Lance A. Morrison	57

Senior Vice President, Secretary and General Counsel of the Corporation since 2019

Senior Vice President of Civista Bank since 2018

Director of CIVB Risk Management since 2019

Vice President, General Counsel and Corporate Secretary of Cortland

Bancorp and Cortland Bank from 2013 to 2018

31 years as a practicing attorney

Michael Mulford	58

Senior Vice President of the Corporation since 2023

Senior Vice President, Chief Credit Officer, of Civista Bank since 2023

Executive Vice President , Chief Credit Officer, Coastal Carolina National Bank from 2022 to 2023

Executive Vice President , Chief Credit Administration Officer, Premier Bank from 2018 to 2021

NAME	AGE (as of Meeting Date)	POSITION
Charles A. Parcher	59

Senior Vice President of the Corporation since 2016

Executive Vice President, Chief Lending Officer, of Civista Bank since 2016

Senior Vice President of KeyBank from 2015 to 2016

Market President of Northwest Ohio, First Merit Bank from 2011 to 2015

Donna M. Waltz-Jaskolski	58

Senior Vice President of the Corporation since 2017

Senior Vice President, Customer Experience Officer, of Civista Bank since 2017

Senior Vice President, Regional Manager, PNC Bank, formerly known as National City Bank, from 2008 until 2016

Paul Stark, who previously served as Senior Vice President and Chief Credit Officer of Civista Bank and Senior Vice President of the Corporation, retired from the Corporation and Civista Bank effective December 31, 2023.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of compensation program

The Compensation Committee is responsible for the development and administration of the Corporation’s policies regarding executive compensation and obtains input from management and outside consultants as appropriate. The Compensation Committee approves the Corporation’s overall compensation levels and increases. It oversees the Corporation’s compensation and benefit program, and administers the Corporation’s incentive plans. The Compensation Committee sets the compensation of the Corporation’s chief executive officer. The executive officers of the Corporation are paid by the Bank for their services to the Corporation, the Bank and the other subsidiaries of the Corporation. They receive no compensation directly from the Corporation.

The Compensation Committee’s determinations are based in large part upon information concerning the compensation paid by similarly-sized financial institutions. Since 2018, the Compensation Committee has retained an outside compensation consultant to provide peer information and recommendations concerning the base salaries, incentives and total compensation to be paid to the Corporation’s named executive officers included in the Summary Compensation Table on page 27 of this Proxy Statement (“NEOs”). In 2023, the Compensation Committee initially retained Newcleus (formerly Compensation Advisors) and subsequently transitioned to Blanchard Consulting Group to provide compensation consulting services (Blanchard Consulting Group and Newcleus are collectively referred to herein as the “Compensation Consultants”). In making compensation decisions for 2023, the Compensation Committee considered certain peer information and recommendations by the Compensation Consultants in conjunction with a study offering information about base salaries at similar institutions.

The Compensation Committee believes that the compensation historically paid to the Corporation’s NEOs has been conservative and has generally followed a goal of paying NEOs a base salary that is in the 50th percentile of the base compensation paid at similar companies.

Prior to 2015, the Corporation’s compensation program had focused primarily on the base salary paid to each executive officer, supplemented by a 401(k) plan, a defined benefit pension plan (for those employees of the Bank as of December 2006), a supplemental nonqualified executive retirement plan (for certain employees who will not be eligible for full benefits under the defined benefit pension plan), and health and welfare benefits generally available to all employees. However, since 2015 the Corporation has shifted a significant part of executive officers’ compensation to incentive-based compensation that is tied to the performance of the Corporation.

For each of 2022 and 2023, the Compensation Committee approved measures of the Corporation’s performance to apply in considering discretionary bonuses for the NEOs. The financial measures used to evaluate the Corporation’s 2022 and 2023 performance are described under the heading “Compensation components – Bonus/Incentive Compensation” below. Based upon the Corporation’s 2022 and 2023 performance against those measures, the Compensation Committee approved discretionary bonuses to the NEOs to be paid out in 2023 and 2024, respectively. The Compensation Committee designated a portion of these discretionary bonuses to be paid out in cash and the remaining portion of the bonuses to be paid out in the form of grants of restricted common shares of the Corporation that vest in three equal annual installments over a three-year period. The grants of restricted common shares are intended to further align the interests of management with those of the Corporation’s shareholders and to incentivize key executives to remain with the Corporation.

In 2015, the Compensation Committee determined that the action taken in 2014 to freeze the Corporation’s pension plan would cause a loss of retirement benefits for a number of the Corporation’s employees who would not be able to use remaining benefit plans to make up the difference. As a result, the Compensation Committee approved Pension Shortfall Agreements between the Corporation and various employees, including one NEO, to provide for an annual amount to be set aside so as to offset the shortfall in the amount to be paid out to the employee upon reaching retirement age.

At the Corporation’s 2023 annual meeting, the shareholders approved the non-binding advisory resolution to approve the Corporation’s executive compensation as disclosed in the proxy statement for the 2023 annual meeting. The resolution was approved by a majority of those voting on the issue (including abstentions counting as “no” votes, but excluding broker non-votes). While the advisory vote was only one of several factors that influenced the Corporation’s executive compensation decisions and policies for 2023, the Compensation Committee viewed the results of this advisory vote as a continued indication that shareholders are in general supportive of the Corporation’s compensation philosophy and policies.

Role of the Compensation Committee, management and consultants in determining compensation

The Compensation Committee of the Corporation’s Board of Directors retains overall responsibility for administration of the compensation arrangements for the executive officers of the Corporation, including the NEOs. The Compensation Committee evaluates the factors relevant to the Corporation’s compensation decisions and approves the compensation program for NEOs. Historically, the Compensation Committee has relied heavily on information obtained from consultants and other external sources concerning the compensation paid by similarly-sized financial institutions. While the Compensation Committee considers the recommendations of the Chief Executive Officer in making annual compensation decisions with respect to other executive officers, the Compensation Committee retains ultimate authority and discretion regarding the compensation arrangements for executive officers of the Corporation and does not delegate any of its authority.

In determining the 2023 compensation for the Corporation’s NEOs, the Compensation Committee considered information from the Compensation Consultants, and analytical data from CompAnalyst (a product of Salary.com that offers up-to-date market pricing information for more than 15,000 job titles as well as embedded executive proxy data). The Compensation Consultants reported directly to the Compensation Committee, which approved the work conducted by the Compensation Consultants. The Compensation Consultants also interacted with senior management within the Corporation as necessary to complete the work for the Compensation Committee. The Compensation Consultants did not provide any other services to the Corporation or its subsidiaries in 2023 other than services provided to the Compensation Committee. Based on the Compensation Committee’s assessment, the Compensation Committee determined that no conflicts of interest exist and that each of Newcleus and Blanchard qualifies as independent for purposes of applicable NASDAQ and SEC rules.

As the basis for its recommendations, the Compensation Consultants gathered information regarding peer financial institutions located in the Midwest that had assets of more than $1.5 billion and less than $9 billion. The specific financial institutions included in the peer group were Peoples Bancorp, Inc., City Holding Company, CNB Financial Corporation, Independent Bank Corporation, Mercantile Bank Corporation, HBT Financial, Inc., Farmers National Banc Corp., First Financial Corporation, Farmers & Merchants Bancorp, Inc., Citizens Financial Services, Inc., Sterling Bancorp, Inc. (Southfield, MI), Codorus Valley Bancorp, Inc., Penns Woods Bancorp, Inc., LCNB Corp., BankFinancial Corporation and Middlefield Banc Corp. The CompAnalyst program also consolidates the results of other major compensation surveys related to financial institutions with asset sizes between $2 billion and $5 billion. The Compensation Consultants compared the base salaries of NEOs to the 50th percentile of the amounts paid as base salaries for similar positions by peer institutions, while the Compensation Consultants compared the total cash compensation and total compensation of the NEOs to the 75th percentile of the amounts paid as total cash compensation and total compensation for similar positions by peer institutions. In determining the base salaries to be paid to NEOs, the Committee reviewed the peer information as indicated in the report of the Compensation Consultants and the CompAnalyst program related to the base salary paid for job functions similar to those performed by the Corporation’s NEOs. The Chief Executive Officer also made recommendations regarding the base salaries of other executive officers which were considered by the Committee. The Compensation Committee also considered the cash compensation and total compensation information from the Compensation Consultants in determining the structure and amount of potential incentive compensation.

Early in each year, the Compensation Committee selects appropriate performance measures to be considered in connection with the evaluation of possible bonuses based upon the Corporation’s performance that year. However, the Compensation Committee retains ultimate discretion concerning whether or not any bonuses will be paid. At its meeting in February of the following year, the Compensation Committee reviews the bonuses paid during recent years to confirm that the bonuses had been effective in providing desired performance incentives. The Committee then applies the selected performance measures to the Corporation’s actual results for those years and determines the appropriate bonuses to pay based upon those results. After determining the appropriate bonus amounts to be paid, the Compensation Committee then allocates the bonus amount to be paid between cash and restricted common shares of the Corporation.

In February 2024 the Compensation Committee approved the method for calculating possible bonuses based on the Corporation’s results for 2024. The Compensation Committee chose the same four (4) cash bonus performance measures and the same two (2) equity bonus performance measures that were selected for 2023. With respect to each of these performance measures, it set revised targets based on the Corporation’s asset size and organization structure. Also the weighting of the four (4) cash bonus performance measures were revised in order to place emphasis on deposits in light of the current deposit challenges in the industry. Again, the Committee retains discretion as to whether any bonuses will be paid.

Compensation philosophy and objectives

The objective of the Corporation’s compensation programs is to attract, compensate and retain key employees. The Corporation attempts to compensate executives fairly in light of their responsibilities, the performance of the executives and the Corporation and the compensation paid to executives in similar positions at peer financial institutions in the Midwest. The Compensation Committee annually reviews and recommends the appropriate salary for the Chief Executive Officer and an appropriate salary or salary range for each of the other NEOs.

The Corporation’s compensation program for executive officers had traditionally focused on the base salary paid to the executive officers. Before 2015, the Corporation attempted to fairly compensate and retain its executive officers and other employees primarily with base salary. Over the past several years, however, the Corporation has sought to reduce the emphasis on base salary in officers’ total compensation by including an incentive-based element in its executive officers’ compensation program. For each fiscal year beginning in 2015, the Compensation Committee approved bonuses to the NEOs under the 2014 Incentive Plan to recognize the performance of the Corporation during those years and the NEOs’ respective contributions to such performance.

In determining appropriate base salaries for officers, the Compensation Committee has relied heavily upon peer comparison information and has generally used the 50th percentile as the goal for base salaries. The Compensation Committee considers the Corporation’s performance when evaluating and setting incentive levels. The Compensation Committee chose measures that appropriately reflected the success of the Corporation at meeting its goals and set guidelines concerning how bonuses would be calculated. While executives were informed of the measures that would be considered in determining bonuses, the Compensation Committee retained discretion as to whether any bonus would be awarded. The Compensation Committee determined that this approach provided incentive to executives but preserved flexibility in the event of a change in the circumstances of the Corporation. Bonuses have been paid based upon the application of the measures to the Corporation’s results. In order to encourage officers to own a significant amount of the Corporation’s common shares, to align their interests with shareholders and to encourage them to continue their employment, a substantial portion of the bonus for each NEO in 2023 (and prior years) was paid in restricted shares of the Corporation that would vest over the succeeding three years. No wealth accumulation analysis has been performed, and, while the Compensation Committee considers the position and responsibilities of each executive officer in establishing compensation levels, it does not apply any formula for differentiating compensation between executive officers based on their positions and responsibilities.

In addition to the base salary paid to each executive officer, the Corporation’s compensation program includes retirement plans, health and welfare benefit plans, and change in control agreements for certain executive officers. The Corporation expects the retirement and health and welfare plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The Corporation recognizes that change in control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change in control. The change in control agreements provide, among other things, for each NEO to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. In the event that a transaction that would lead to a change in control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change in control agreements can encourage key executives to stay and help accomplish a smooth transition.

Clawback Policy

The Corporation’s Clawback Policy was adopted by the Compensation Committee and by the Board of Directors in 2018 and subsequently amended and restated in 2023. The Clawback Policy is intended to comply with Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act, and Nasdaq Rule 5608 by providing for the recovery by the Corporation of erroneously awarded compensation in the event of an accounting restatement. The Clawback Policy provides for the Compensation Committee to seek the recoupment of certain incentive based compensation received by executive officers and other senior officers of the Corporation or the Bank in the event that the Corporation is required to prepare an accounting restatement of the Corporation’s financial statements due to the Corporation’s material noncompliance with any financial reporting requirements under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”). In the event of a Restatement, the Clawback Policy provides for the recoupment of the amount or value of incentive-based compensation received by an executive officer or other senior officer during the Clawback Period in excess of the amount of incentive-based compensation that otherwise would have been received by the executive officer or other senior officers had the incentive-based compensation been determined based on the restated amounts in the Restatement. The “Clawback Period” for which excess incentive-based compensation may be recovered includes the three completed fiscal years of the Corporation immediately preceding the date of the Restatement and any transition period (that result s from a change in the Corporation’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.  .

Compensation components

Base Salary

A primary component of executive officer compensation has been the officer’s base salary. The base salary of an executive officer reflects the duties and level of responsibility of the officer, the Corporation’s performance to the extent that it provides the ability to pay compensation at a reasonable rate, and the cash compensation paid to similar executive officers at other financial institutions within the Corporation’s identified peer group.

In determining the base salaries for executive officers in 2023, the Compensation Committee considered the previously referenced peer survey information from the Compensation Consultants and the CompAnalyst data focusing on the 50th percentile. Increases for NEOs averaged 3% as the NEOs were all near the 50th percentile. Base salaries were set at modest levels because of the ongoing goal of shifting greater emphasis to incentive compensation that reflects the performance of the Corporation.

Bonus/Incentive Compensation

The Compensation Committee approved the following measures concerning the calculation of the cash and equity portions of annual bonuses that could be earned by the NEOs based on the financial performance of the Corporation in 2023:

Cash Bonus Measures

•	Net income
•	Efficiency ratio
•	Total loans (whether booked or sold)
•	End of year core deposits, excluding any brokered deposits or deposits generated by the tax refund program

Equity Bonus Measures

•	Total Shareholder Return (TSR)
•	Return on Average Equity (ROAE)

In February 2022, the Compensation Committee approved a modification to the structure and performance measures used in determining bonuses that was previously used in 2021 and prior years. Specifically, the Compensation Committee elected to break out the equity portion of the bonus and to apply specific performance measures -  TSR and ROAE

- to the equity portion of annual bonuses to more directly align with share performance. The Compensation Committee also removed Return on Equity from the performance measures considered in the calculation of the cash portions of the annual bonuses as are result of the break out of the equity bonus measures that included ROAE. The revised structure and performance measures were used by the Compensation Committee for determining bonuses in 2022 and 2023.

Although no longer one of the specific financial performance measures, the level of non-performing loans remains a factor considered as part of the total loans performance measure. For every 50 basis points the ratio of total past due (plus) nonaccrual loans divided by total loans exceeds the peer ratio, a 10 percent reduction in the total loans weighting will be applied.

For each of the cash bonus measures, the Compensation Committee set the following targets for the cash portion of the annual bonuses that could be awarded to each NEO for the applicable fiscal year:

	2022 TARGET	2023 TARGET
Net Income	$29,999,000	$49,100,000
Efficiency Ratio	68.70%	59.10%
Total Loans (Booked or Sold)	$2,306,874,780	$3,037,052,404
Average Deposits, excluding brokered deposits and tax refund deposits	$2,236,756,000	$2,558,437,000

For each of the equity performance measures, the Compensation Committee set the following targets for the equity portion of the annual bonuses that could be awarded to each NEO for the 2023 fiscal year.

PERFORMANCE GOALS	WEIGHTING	TARGET PERCENTILE
Relative TSR vs. Peer Group (3 year average)	65%	50%
Relative ROAE vs. Peer Group (3 year average)	35%	50%
Total	100%

A threshold was set for each factor the achievement of which was required for any bonus to be earned and below which no incentive would be paid for that factor. In addition, for 2023, an aggregate bonus cap was set at 80% of the base salary of Dennis G. Shaffer; 70% of the base salary of Richard J. Dutton and Charles A. Parcher; and 53% of the base salary of Todd A. Michel, such that no additional bonus (cash or equity) would be paid to the extent that the results would have generated a bonus that exceeded those limits. The allocation of the bonus cap between cash and equity is set forth in the table below. The level of achievement of the targets as to the cash portion of the bonus, for each of the four (4) factors (provided a threshold was met), would each account for 25% of the potential cash portion of the incentive. The 65% and 35% weighting, respectively, of TSR and ROAE, as to the equity portion of the bonus, is described above and is measured against a three (3) year average of the peer group.

2023 Incentive Bonuses

	Total Max % of Salary	Max % of Salary Payable in Equity	Max % of Salary Payable in Cash
Dennis G. Shaffer	80	35	45
Charles A. Parcher	70	30	40
Richard J. Dutton	70	30	40
Todd A. Michel	53	20	33
Paul J. Stark	53	20	33

2023

In reviewing the selected performance measures against the Corporation’s actual results for 2023, the Compensation Committee noted that the Corporation’s TSR performance in 2023 did not meet the threshold for TSR, one of the two equity bonus performance measures. However the performance of the Corporation exceeded the maximum as to ROAE, the other equity bonus performance measure. As a result, the Compensation Committee awarded a partial equity bonus that was weighted accordingly at 35% of the maximum percentage of salary payable in equity. This was in line with the structure and measures of the equity bonus portion of the 2014 Incentive Plan. The performance of the Corporation in 2023 also did not meet the threshold for any of the four cash bonus measures for net income, efficiency ratio, total loans (booked and sold) and average deposits (excluding brokered deposits and tax refund deposits). However, while the four cash bonus measures fell short of the threshold for cash bonuses to be paid, the Committee took into consideration the following factors:

1.

The performance measures were selected prior to the U.S. bank failures in March of 2023 that created significant pressure and competition with regard to deposits within the industry, which caused deposit pricing to increase significantly. The increase in deposit costs adversely impacted bank profits throughout the industry. While a significant number of banks reported lower net income in 2023 than 2022, the Corporation was an exception and had record net income for 2023 that represented a 9% increase from the prior year.

2.	Earnings per share increased by seven basis points and net interest margin increased by five basis points, contrary to the decreases that many banks saw for 2023 versus 2022.

Based upon these factors, at its meeting in February 2024, the Compensation Committee exercised its discretion in the application of the cash bonus performance measures to the Corporation’s actual results for 2023 and determined it was appropriate to pay cash bonuses based upon those results. The Compensation Committee further determined it was appropriate to pay the cash bonus amounts at 88% of Target.

The foregoing resulted in bonuses of 31.7% and 12.2% of base salary for the cash portion and equity portion, respectively, for Mr. Shaffer; 28.2% and 10.5% of base salary for the cash portion and equity portion, respectively, for Messrs. Dutton and Parcher; and 23.2% and 7.0% of base salary for the cash portion and equity portion, respectively, for Mr. Michel. Though Paul J. Stark retired from the Corporation and the Bank effective as of December 31, 2023, and was no longer employed at the time that the 2023 incentive bonuses were calculated and awarded in February of 2024, Mr. Stark was deemed, in the discretion of the Compensation Committee, eligible to receive incentive bonuses for 2023. As Mr. Stark had attained the age of 62, and consistent with the Committee’s previously adopted rule, Mr. Stark elected to receive his equity in cash. The Compensation Committee determined that payment of the discretionary bonuses calculated in accordance with the guidelines of the 2014 Incentive Plan and the Compensation Committee’s discretion was appropriate and approved the bonuses. The equity portion of the bonuses were paid to the NEOs through the grant of restricted common shares that vest over a three (3) year period, with one third (1/3) of the shares vesting each year, beginning in January, 2025. Subject to limited exceptions, such as retirement, unvested shares are forfeited if the NEO leaves the employ of the Corporation.

2022

During 2022, the Corporation completed two acquisitions - the acquisition of Comunibanc/The Henry County Bank (“HCB”), which closed on July 1, 2022, and the acquisition of Vision Financial Group, Inc. (“VFG”), which closed on October 3, 2022. The performance of the Corporation in 2022, inclusive of these acquisitions, exceeded the maximum with respect to all of the cash bonus performance measures for net income, efficiency ratio, total loans (booked and sold) and average deposits (excluding brokered deposits and tax refund deposits). However, the inclusion of the acquisitions adversely impacted the measures of the equity bonus performance measures of TSR and ROAE in the final two quarters of 2022, as the acquisitions significantly increased expenses including non-recurring fees, thereby reducing income and earnings per share. The acquisitions also resulted in a substantial increase in the number of shares outstanding, thus negatively impacting TSR and ROAE. Furthermore, the final quarter (i.e., fourth quarter 2022) results of peers was not available when the three year weighted averaging of TSR and ROAE was required to be calculated in order to determine the equity bonus performance measures. In view of the foregoing, the Compensation Committee chose to adjust the measurement period and utilize a 42 month period (January 1, 2019 through June 30, 2022) for measuring the relative performance of the equity measures against peers, that did not include the periods impacted by the acquisitions. In addition, in evaluating the performance measures in determining 2022 bonuses, the Compensation Committee considered the fact that the two acquisitions were executed successfully by the senior management team, that acquisitions are a vital part of the Corporation’s growth strategy and create long-term value for shareholders, and that that these types of acquisitions tend to negatively impact the relative performance of the equity measures against peers in the near term.

Based upon the consideration of the foregoing factors, the Compensation Committee unanimously voted to exercise its discretion under the 2014 Incentive Plan to adjust the measurement period for the equity bonus performance measures, as described above, and to calculate the bonuses of the NEOs and other officers in order to provide the maximum amounts of the bonuses of 45% and 35% of base salary for the cash portion and equity portion, respectively, for Mr. Shaffer; 40% and 30% of base salary for the cash portion and equity portion, respectively, for Messrs. Dutton and Parcher; and 33% and 20%, of base salary for the cash portion and equity portion, respectively, for Messrs. Michel and Stark. The Compensation Committee determined that payment of the discretionary bonuses calculated in accordance with the guidelines of the 2014 Incentive Plan and the Committee’s discretion was appropriate and approved the bonuses. The equity portions of the bonuses were paid to the NEOs through the grant of restricted common shares that vest over a three (3) year period, with one third (1/3) of the shares vesting each year, beginning in January, 2024. Subject to limited exceptions (such as retirement), unvested shares are forfeited if the NEO leaves the employe of the Corporation.

Discretionary Bonus

The Corporation has, on limited occasions, paid a discretionary bonus to an officer in recognition of providing extraordinary performance and/or services to the Corporation. Richard J. Dutton was largely responsible for identifying the opportunity to offer financial services to tax refund programs and managing the Corporation’s successful entry into that line of business. As a result, the Compensation Committee authorized and approved the payment of discretionary bonuses to Mr. Dutton in 2023, 2022 and 2021 in the amount of $40,500, $40,500 and $37,000, respectively. Effective as of January 1, 2024, the Corporation and the Bank discontinued its tax refund program line of business and, as a result, no further discretionary bonuses will be payable to Mr. Dutton in respect of the tax refund program. The Compensation Committee also approved an additional discretionary award of $25,000 in restricted common shares to Dennis G. Shaffer in 2021 in recognition of Mr. Shaffer’s extraordinary leadership, performance and services during the challenging circumstances encountered throughout 2020 as presented by the COVID-19 pandemic. See “Summary Compensation Table for 2023” on page 27.

Employee Benefit Plans

In addition to salary, the Corporation also has established retirement plans for all employees meeting minimum age and length of service eligibility requirements. The Corporation has maintained a defined benefit pension plan for all employees who were participants as of December 31, 2006. The Corporation, however, recognized the trend away from defined benefit pension plans and the potential to reduce the expenses of additional contributions to the plan. As a result, the Corporation froze the defined benefit pension plan effective April 30, 2014. The Corporation also sponsors a 401(k) plan and matches (subject to limits) employee contributions to the 401(k) plan. During 2023, the Corporation made an aggregate profit sharing contribution of $859,276, which was allocated among the 401(k) accounts of employees on an age-weighted basis. The amount contributed on behalf of the NEOs is determined in accordance with the terms of the 401(k) plan, and NEOs participate on the same basis as all other employees who participate in the 401(k) plan.

The Corporation has a Supplemental Executive Retirement Plan (“SERP”) in which certain executive officers participate, including Dennis G. Shaffer, Richard J. Dutton, Charles A. Parcher and Paul J. Stark, who will not be entitled to full benefits under the defined benefit pension plan. For additional information, see “EXECUTIVE COMPENSATION - Retirement, Deferred Compensation and other Benefit Plans - Supplemental Executive Retirement Benefits” on page 30.

During 2015, the Corporation determined that twelve of its long-term employees who were participants in the pension plan would suffer a shortfall compared to the retirement position contemplated by the pension plan, even if those employees availed themselves of all available benefit options. The affected employees included one NEO, Todd A. Michel. The Compensation Committee considered alternatives and determined that it could minimize the effect of the shortfall for a cost significantly less than its savings from freezing the pension plan. As a result, the Corporation entered into Pension Shortfall Agreements with the affected employees to provide for an annual amount to be set aside so as to offset the shortfall in the amount to be paid out to the employees upon reaching retirement age. For additional information, see “Pension Shortfall Agreements” on page 31.

The NEOs participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all officers and employees of similar age and years of service. The foregoing plans are further discussed in the narratives to the tables that follow.

Change in Control Agreements

The Corporation has entered into change in control agreements with various executive officers, including each of the NEOs. These change in control agreements provide, among other things, for each NEO to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. The Board of Directors believes that the provisions of the change in control agreements are likely to provide for a smooth transition following a change in control and that the payments provided for under the change in control agreements are sufficient but not excessive to enable financial institution executives to find subsequent employment. For additional information, see “Change in Control Agreements” on page 31.

Risk Management Analysis

The Compensation Committee does not believe that risks related to the Corporation’s compensation policies and practices are likely to have a material adverse effect on the Corporation. Total compensation is balanced between a base salary, which offers no incentive to take excessive risks, and incentive compensation tied to the Corporation’s performance. The performance measures used to calculate cash incentive compensation are equally weighted and include elements, such as the total non-performing assets, which would be adversely affected by risk-taking. In addition, as the Compensation Committee retains discretion concerning whether any incentive will be paid, there is no assurance that excessive risk-taking will benefit an employee. The fact that a substantial part of the incentives is paid in restricted common shares of the Corporation based solely on the Corporation’s TSR and ROAE as measured against peers, and which do not fully vest until three years after the award date, causes a long-term alignment of the interests of officers and shareholders and another disincentive against excessive risk-taking by the officers. The change in control agreements provide, among other things, for each NEO to receive benefits following a change in control only if the NEO’s employment with the successor company is terminated within twenty-four (24) months following the change in control. The Compensation Committee and the Board have also adopted a Clawback Policy that provides for the recovery by the Corporation of erroneously awarded compensation in the event of an accounting restatement. For additional information, see “Clawback Policy” on page 22.

Accounting and Tax Implications of Compensation

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to publicly-held companies, such as the Corporation, for compensation over $1,000,000 paid in any fiscal year to certain current and former executive officers. Neither the Compensation Committee nor the Board of Directors of the Corporation has adopted a formal policy regarding tax deductibility of compensation paid to the Corporation’s NEOs and/or other members of senior management. While the Compensation Committee carefully considers the net cost and value to the Corporation of maintaining the deductibility of all compensation, the Compensation Committee also believes it is important to maintain the flexibility to reward NEOs and other members of senior management in a manner that enhances the Corporation’s ability to attract and retain key executives and to create long-term value for the Corporation’s shareholders. As a result, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Corporation’s compensation program. While the Corporation has not provided non-deductible compensation in excess of the $1,000,000 threshold under Section 162(m) in the past, the Compensation Committee may in the future authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from the deduction limitations of Section 162(m), if the Compensation Committee determines that such compensation decisions are in the best interests of the Corporation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with the Corporation’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by Members of the Compensation Committee:

Harry Singer Chairperson

John O. Bacon

Mark J. Macioce

Dennis E. Murray, Jr.

Mary Patricia Oliver

Lorina W. Wise

Gerald B. Wurm

Summary Compensation Table

Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s principal executive officer, principal financial officer and certain other most highly compensated executive officers of the Corporation. The following table sets forth information as to the compensation paid or accrued by the Corporation and its subsidiaries for services rendered in 2023, 2022 and

2021 to Mr. Dennis G. Shaffer, President and Chief Executive Officer; Mr. Todd A. Michel, Controller; Mr. Richard J. Dutton, Senior Vice President; Mr. Charles A. Parcher, Senior Vice President; and Mr. Paul J. Stark, Senior Vice President. These individuals are referred to in this Proxy Statement as the “named executive officers” or “NEOs”.

Summary Compensation Table for 2023

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

Dennis G. Shaffer President and CEO	2023 2022 2021	$539,615 $513,462 $469,231	$0 $0 $0	$179,716 $94,437 $114,401	$0 $0 $0	$170,950 $231,058 $175,375	$67,068 $39,696 $50,953	$48,779 $45,011 $38,329	$1,006,128 $923,664 $848,889

Todd A. Michel Sr. Vice President/Controller	2023 2022 2021	$193,113 $184,337 $179,862	$0 $0 $0	$37.014 $27,329 $26,643	$0 $0 $0	$44,864 $61,068 $58,095	$2,932 ($258,697) $443	$50,934 $66,100 $47,344	$328,857 $80,137 $312,387

Richard J. Dutton Sr. Vice President	2023 2022 2021	$294,797 $278,789 $270,966	$40,500 $40,500 $37,000	$83,642 $54,535 $53,144	$0 $0 $0	$83,015 $111,515 $101,274	$61,776 $35,899 $47,042	$32,339 $14,570 $13,203	$596,069 $535,808 $522,629

Charles A. Parcher Sr. Vice President	2023 2022 2021	$294,797 $278,789 $270,966	$0 $0 $0	$83,642 $54,535 $53,144	$0 $0 $0	$83,015 $111,515 $101,274	$64,456 $40,727 $35,911	$53,972 $40,835 $27,472	$579,882 $526,401 $488,767

Paul J. Stark Sr. Vice President	2023 2022 2021	$216,374 $208,816 $202,957	$0 $0 $0	$41,777 $30,858 $0	$0 $0 $0	$65,414 $68,909 $93,950	$105,536 $107,450 $111,741	$32,727 $38,175 $27,425	$461,828 $454,208 $436,073

(1)	Amounts for Mr. Dutton reflect discretionary bonuses paid to Mr. Dutton in recognition of his services related to the Corporation’s tax refund program.
(2)

The amounts reflected in this column are equal to the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 708, of the awards of restricted common shares granted under the 2014 Incentive Plan for the Corporation’s performance during the prior fiscal year. For Mr. Shaffer, the amount shown for 2021 reflects the additional, discretionary restricted stock award granted to him in the amount of $25,000.

(3)

Represents cash bonus amounts awarded to the named executive officers under the Corporation’s 2014 Incentive Plan with respect to the Corporation’s performance in 2023, 2022 and 2021. For further discussion regarding the bonuses awarded under the Corporation’s 2014 Incentive Plan, see “Compensation Discussion and Analysis” beginning on page 19.

(4)

Represents the aggregate change in actuarial present value of the named executive officer’s accumulated benefits under (a) the Corporation’s pension plan with respect to Mr. Michel, and (b) the Corporation’s SERP with respect to Messrs. Shaffer, Dutton, Parcher and Stark. As reflected in the table, Mr. Michel’s lump sum accumulated benefit under the Corporation’s pension plan decreased dramatically in 2022 due to the increase in the applicable interest rate used to calculate the benefit, as well as, to a lesser extent, changes in mortality. There were no above-market or preferential earnings on non-qualified deferred compensation in 2021, 2022 or 2023.

(5)

Represents (a) matching contributions and profit-sharing contributions allocated by the Corporation to the accounts of named executive officers under the 401(k) plan, (b) a portion of the premiums paid by the Corporation on behalf of the named executive officers for life insurance and long-term disability insurance, (c) dividends received from the Corporation on restricted common shares prior to vesting of such restricted common shares, and (d) with respect to Mr. Michel, the amounts credited to the executive officer’s pension shortfall account under his Pension Shortfall Agreement.

CEO Pay Ratio

Item 402(u) of SEC Regulation S-K, which was adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires the Corporation to disclose the ratio of the annual total compensation of the Corporation’s CEO to the median of the annual total compensation of the Corporation’s employees (except for the CEO).

For the fiscal year ended December 31, 2023, the Corporation performed a calculation of its CEO to median employee pay ratio in accordance with Item 402(u) of SEC Regulation S-K. The Corporation identified the median employee by examining the 2023 total cash compensation for all employees, excluding the CEO, who were employed by the Corporation as of December 31, 2023. It included all employees, including those employed on a full-time, part-time or seasonal basis, and did not annualize the compensation for any employees who were not employed by the Corporation for all of 2023. After identifying the median employee based on total cash compensation, the Corporation calculated the total compensation for the median employee using the same methodology used for the CEO and other NEOs as set forth in the Summary Compensation Table for 2023 included in this Proxy Statement.

Using the methodology described above, the Corporation estimates that the 2023 annual total compensation of the CEO, Dennis G. Shaffer, in the amount of $1,006,128, was approximately 16.90 times the median employee’s 2023 annual total compensation of $59,528.

Grants of Plan Based Awards

The following table sets forth information regarding awards of restricted common shares granted to the NEOs during the 2023 fiscal year under the 2014 Incentive Plan. No other plan-based awards were granted to the NEOs during the 2023 fiscal year.

Fiscal 2023 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($)
Dennis G. Shaffer Restricted stock award	02/16/2023	8,225	179,716
Todd A. Michel Restricted stock award	02/16/2023	1,694	37,014
Richard J. Dutton Restricted stock award	02/16/2023	3,828	83,642
Charles A. Parcher Restricted stock award	02/16/2023	3,828	83,642
Paul J. Stark (2) Restricted stock award	02/16/2023	1,912	41,777

(1)

Reflects the number of restricted common shares granted on the date indicated pursuant to action of the Compensation Committee. One-third of the restricted common shares vested on January 2, 2024, one-half of the remaining shares will vest on January 2, 2025 and the remaining shares will vest on January 2, 2026. Upon Mr. Stark’s retirement effective December 31, 2023, all of his unvested restricted common shares vested in accordance with the terms of the 2014 Incentive Plan and Mr. Stark’s award agreements. Additional information concerning the 2014 Incentive Plan is provided under the heading “EXECUTIVE COMPENSATION - Retirement, Deferred Compensation and Other Benefit Plans - 2014 Incentive Plan” on page 31.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2023, the only equity awards held by the NEOs were restricted common shares granted under the 2014 Incentive Plan during the 2021, 2022 and 2023 fiscal years. The following table sets forth information regarding the restricted common shares held by the NEOs at December 31, 2023.

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Dennis G. Shaffer	1,990(1) 2,569(2) 8,225(3)	$36,696 $47,372 $151,669

Todd A. Michel	464(1) 744(2) 1,694(3)	$8,556 $13,719 $31,237

Richard J. Dutton Charles A. Parcher	924(1) 1,484(2) 3,828(3) 924(1) 1,484(2) 3,828(3)	$17,039 $27,365 $70,588 $17,039 $27,365 $70,588

Paul J. Stark (5)	0	$0

(1)	Restricted common shares granted on February 17, 2021 under the 2014 Incentive Plan. The remaining restricted common shares vested as of January 2, 2024.
(2)

Restricted common shares granted on February 16, 2022 under the 2014 Incentive Plan. One-half of the remaining shares vested as of January 2, 2024 and the remaining shares will vest on January 2, 2025.

(3)

Restricted common shares granted on February 16, 2023 under the 2014 Incentive Plan. One-third of the total restricted common shares vested as of January 2, 2024, and one-half of the remaining shares will vest on each of January 2, 2025 and January 2, 2026.

(4)	Market value was computed by multiplying the closing market price of the Corporation’s common shares at 2023 fiscal year-end ($18.44) by the number of restricted common shares.
(5)

The restricted common shares granted to Mr. Stark on February 16, 2022 in the amount of 840 shares and on February 16, 2023 in the amount of 1,912 shares, all vested upon Mr. Stark’s retirement on December 31. Upon vesting on December 31, 2023, the 2,752 common shares had an aggregate market value of $50,747, or $18.44 per share.

Option Exercises and Stock Vested

The following table sets forth information regarding restricted common shares held by each of the NEOs that vested during the fiscal year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired upon Vesting (#)	Value Realized on Vesting ($)(1)
Dennis G. Shaffer	4,365	$93,935
Todd A. Michel	1,093	$23,521
Richard J. Dutton	2,353	$50,637
Charles A. Parcher	2,334	$50,228
Paul J. Stark (2)	3,464	$66,069
(1)	Value realized on vesting was computed by multiplying the number of common shares by the market value of the Corporation’s common shares on the vesting date.
(2)

Includes 712 of Mr. Stark’s restricted common shares that vested on January 3, 2023 with a market value of $21.52 per shares and 3,464 of Mr. Stark’s restricted common shares that vested upon Mr. Stark’s retirement on December 31, 2023 with a market value of $18.44 per share.

Pension Benefits

The following table sets forth the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under the Corporation’s Pension Plan and, where applicable, the NEO’s SERP. No payments or benefits were paid to any NEO under any of these plans or agreements during the 2023 fiscal year.

Name	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit_$	Payments During Last Fiscal Year $

Dennis G. Shaffer	SERP	15	$464,521	$0
Todd A. Michel	Pension Plan	39	$549,381	$0
Richard J. Dutton	SERP	17	$434,290	$0
Charles A. Parcher	SERP	7	$254,086	$0
Paul J. Stark	SERP	14	$818,967	$0

Nonqualified Deferred Compensation

The following table sets forth information regarding the Pension Shortfall Agreements between the Corporation and certain NEOs. For additional information regarding the Pension Shortfall Agreements, see “Pension Shortfall Agreements” on page 31.

Name (a)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Todd A. Michel	—	$29,189	$12,745	—	$333,017
(1)

Reflects amounts credited to Mr. Michel’s account for 2023 under his Pension Shortfall Agreement, which amounts are also included in the All Other Compensation column of the Summary Compensation Table for Mr. Michel.

(2)

Consists of “Hypothetical Earnings” credited to Mr. Michel’s account under his Pension Shortfall Agreement. Hypothetical Earnings are calculated each calendar quarter at a rate equal to the ten-year United States Treasury Constant Maturity rate as published by the Federal Reserve on the first day of each month during such calendar quarter.

Retirement, Deferred Compensation and Other Benefit Plans

Defined Contribution/401(k) Plan

The Corporation maintains a tax-qualified defined contribution/401(k) plan for employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries are eligible to participate in this plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100% of annual compensation. The 2023 limit was $22,500; it will be increased in future years for cost of living changes. In 2023, the catch-up provision permitted participants age 50 or older to increase their pre-tax salary deferral limit by $7,500. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, is determined each plan year and announced to all participants. Since July 1, 2014, the amount of the matching contribution has been equal to 100 percent of the salary deferred on the first 3 percent deferred and 50 percent of the salary deferred on the next 2 percent deferred. Matching contributions by the Corporation to the named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table above. The Corporation also provides an additional 401(k) contribution to all employees through an age-weighted profit sharing contribution to each employee’s 401(k) account based on the Corporation’s overall performance for the year.

Defined Benefit Pension Plan

The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for employees of the Corporation and its subsidiaries who were participants as of December 31, 2006. All employees who had attained age 20 1⁄2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to the sum of (i) 1.40 percent of the employee’s highest five-year average monthly compensation multiplied by total years of service prior to April 30, 2014, plus (ii) 0.65 percent of the employee’s average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service up to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to April 30, 2014 which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

Under the pension plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.

During 2006, the Corporation amended the pension plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing component of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the pension plan.

Effective April 30, 2014, the Corporation froze its pension plan, which means that no new benefits accrue under the pension plan after April 30, 2014 and the pension benefits payable to eligible employees will be based on their years of service prior to April 30, 2014.

Nonqualified Deferred Compensation for 2023

The Corporation maintains a nonqualified deferred compensation plan that allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the five-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the plan.

Supplemental Executive Retirement Benefits

In 2011, the Corporation adopted a SERP to provide select employees, including executive officers, with additional retirement benefits. In 2023, the Corporation amended and restated the SERP (i) to increase the benefit at age

65 for certain participants, (ii) to provide that the early retirement benefit for a vested participant who retires before age 65 will be calculated as the present value of the age 65 benefit, calculated using the five-year United States Treasury Constant Maturity rate for the month of December preceding the start of the year in which the benefit is calculated, and (iii) to provide that the late retirement benefit for a vested participant who retires after age 65 but before age 75 will be calculated based on the deferred present value of the age 65 benefit calculated using a 5% interest rate.

Generally, a participant will vest in his or her retirement benefit over 10 years of service. Vesting will be accelerated in the event that a participant becomes disabled before completing 10 years of service. Except when delayed pursuant to the requirements of Section 409A of the Internal Revenue Code, payment of the SERP retirement benefit will begin on the first day of the second month following the participant’s separation from service and continue for a period of ten (10) years thereafter. Generally, if a participant dies or is terminated for cause (as defined in the SERP) before payment of the retirement benefit has commenced, the participant will forfeit any right to payment of a retirement benefit.

The Corporation or one of its subsidiaries has purchased split dollar life insurance policies in order to fund the obligations under the SERP. Generally, these policies provide participants with a death benefit equal to the retirement benefit a participant would have received under the SERP had the participant not died before separating from service.

Pension Shortfall Agreements

During 2015, the Corporation determined that twelve of its long-term employees who were participants in the pension plan would suffer a shortfall compared to the retirement position contemplated by the pension plan, even if those employees availed themselves of all available benefit options. The affected employees included one NEO, Todd A. Michel. The Compensation Committee considered alternatives and determined that it could minimize the effect of the shortfall for a cost significantly less than its savings from freezing the pension plan. As a result, the Corporation entered into Pension Shortfall Agreements with the affected employees to provide for an annual amount to be set aside so as to offset the shortfall in the amount to be paid out to the employees upon reaching retirement age. The Corporation determined the amount of the total shortfall at the employee’s normal retirement age, which was then divided by the number of years between the date that the pension plan was frozen and the individual’s normal retirement date, and agreed to credit the resulting amount to an unfunded bookkeeping account each year from 2014 until the individual’s retirement. Hypothetical earnings at the ten-year United States Treasury Constant Maturity rate would be credited to the amount in the bookkeeping account. The total amount credited to the account would be paid to the employee upon his or her separation from service with the Corporation, provided that the separation was not the result of a termination for cause, as determined by the Corporation’s Board of Directors. The Corporation’s bookkeeping credits to each employee’s account for 2023 were made in 2023 and, with respect to Mr. Michel, the amount is reflected in his “All Other Compensation” amounts in the Summary Compensation Table for 2023.

2014 Incentive Plan

At the Corporation’s 2014 annual meeting, the shareholders of the Corporation approved the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide a means through which the Corporation and its subsidiaries may attract and retain employees and non-employee directors, to provide incentives that align their interests with those of the shareholders of the Corporation, and to promote the success of the business of the Corporation. The 2014 Incentive Plan is administered by the Compensation Committee of the Corporation’s Board of Directors. Under the 2014 Incentive Plan, the Compensation Committee may grant stock options, stock awards including restricted stock, stock units, stock appreciation rights and cash awards to employees and non-employee directors. A maximum of 375,000 common shares of the Corporation may be issued pursuant to awards under the 2014 Incentive Plan. As the 2014 Incentive Plan will expire by its terms on April 16, 2024, the Corporation’s Board of Directors has adopted the 2024 Incentive Plan to replace the 2014 Incentive Plan, subject to the approval of the Corporation’s shareholders at the Annual Meeting. For additional detail regarding the 2014 Incentive Plan, see PROPOSAL 4 – APPROVAL OF THE CIVISTA BANCSHARES, INC. 2024 INCENTIVE PLAN” discussed in more detail beginning on page 40.

Change in Control Agreements

Each NEO, with the exception of Mr. Stark, who had retired, has executed a change in control agreement with the Corporation. Each of the agreements provides for an initial term (ending on December 31, 2024, with the term being automatically extended for additional one-year terms unless either party gives written notice of its desire not to renew the agreement not later than the January 1 preceding the expiration of the then-current term. A merger or consolidation of the Corporation into another entity, a disposition of substantially all of the Corporation’s assets, a liquidation of the Corporation, an accumulation by a person (as defined in the agreement) of securities representing more than fifty percent of the voting power of the Corporation (subject to certain exceptions) or the replacement of a majority of the board of directors (subject to certain exceptions) generally triggers the NEO’s rights under the agreement. Each agreement provides that, if a change in control occurs during the term of the agreement and the NEO’s employment is terminated within twenty-four (24) months following the change in control, the Corporation will pay in a lump sum to the NEO a retention bonus equal to one and one-half times the sum of the annual salary of the NEO plus the average of the cash value of cash bonuses paid and the grant date value of equity awards granted to the NEO during the three calendar years immediately preceding the date upon which the change in control occurs. Each agreement also provides that if a change in control occurs during the employment of the NEO, the Corporation will employ him for twenty-four months after the change in control (the “Employment Period”). Pursuant to each agreement, the NEO will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the NEO may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to the sum of the NEO’s annual base salary immediately prior to the termination and the cash value of compensation other than base salary awarded to the NEO during the year preceding termination, provided that, in order to receive benefits upon termination, the NEO is precluded from competing with the Corporation for a period of twelve months after the termination. In executing the agreement, the officer agrees that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes payments which would have been made to each of the NEOs if a retirement, termination or change in control event had occurred in each case as of December 31, 2023. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with the Corporation.

Name	Voluntary Termination (1)	Termination for Cause	Early Retirement (2)	Full Retirement (3)	Death	Disability	Change in Control without Termination	Termination without Cause under Change in Control(4)
Dennis G. Shaffer Pension Pension Shortfall SERP(5) Split Dollar Ins. Group Term Life Ins. Long Term Disability(6) Value of Stock Retention Bonus Severance COBRA	— — $464,521 — — — $235,719 — — —	— — — — — — — — — —	— — $464,521 — — — $235,719 — — —	— — — — — — — — — —	— — — $742,766 $200,000 — $235,719 — — —	— — $464,521 — — $840,000 — — — —	— — — — — — $235,719 — — —	— — $464,521 — — — $235,719 $1,289,930 $950,385 $36,893

Total	$700,240		$700,240		$1,178,485	$1,304,521	$235,719	$2,977,448
Todd A. Michel Pension(7) Pension Shortfall SERP Split Dollar Ins. Group Term Life Ins. Long Term Disability (8) Value of Stock Retention Bonus Severance COBRA	$549,381 $29,189 — — — — $58,467 — — —	$549,381 — — — — — — — — —	$549,381 $29,189 — — — — $58,467 — — —	— — — — — — — — — —	$549,381 $29,189 — — $200,000 — $58,467 — — —	$549,381 $29,189 — — — $720,000 — — — —	— — — — — — $58,4676 — — —	$549,381 $29,189 — — — — $58,467 $423,051 $291,192 $36,893

Total	$637,037	$549,381	$537,037		$837,037	$1,298,570	$58,467	$1,388,173
Richard J. Dutton Pension Pension Shortfall SERP(9) Split Dollar Ins. Group Term Life Ins. Long Term Disability (10) Value of Stock Retention Bonus Severance COBRA	— — $434,290 — — — $114,980 — — —	— — — — — — — — — —	— — $434,290 — — — $114,980 — — —	— — — — — — — — — —	— — — $787,696 $200,000 — $114,980 — — —	— — $434,290 — — $1,050,000 — — — —	— — — — — — $114,980 — — —	— — $434,290 — — — $114,980 $725,596 $530,449 $57,289

Total	$549,270		$549,270		$1,102,676	$1,484,290	$114,980	$1,889,604

Name	Voluntary Termination (1)	Termination for Cause	Early Retirement (2)	Full Retirement (3)	Death	Disability	Change in Control without Termination	Termination without Cause under Change in Control(4)
Charles A. Parcher Pension Pension Shortfall SERP(11) Split Dollar Ins. Group Term Life Ins. Long Term Disability (12) Value of Stock Retention Bonus Severance COBRA	— — $254,086 — — — $114,980 — — —	— — — — — — — — — —	— — $254,086 — — — $114,980 — — —	— — — — — — — — — —	— — — $904,133 $200,000 — $114,980 — — —	— — $254,086 — — $1,260,000 — — — —	— — — — — — $114,980 — — —	— — $254,086 — — — $114,980 $693,596 $489,949 $40,153

Total	$369,066	—	$369,066	—	$1,219,113	$1,514,086	$114,980	$1,592,764
Paul J. Stark (14) Pension Pension Shortfall SERP(13) Split Dollar Ins. Group Term Life Ins. Long Term Disability Value of Stock Retention Bonus Severance COBRA	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — $818,967 — — — 50,747 — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —

Total				$869,714
(1)

Due to his age, Mr. Michel was eligible for early retirement as of December 31, 2020. As a result, for the purposes of this table, a voluntary termination by Mr. Michel would also constitute an early retirement.

(2)

The Corporation’s Pension Plan provides benefits upon early retirement and Mr. Michel is the only NEO covered under that plan. The Corporation’s SERP provides benefits upon early retirement for the other NEOs.

(3)	Other than Mr. Stark, none of the NEOs qualified for full retirement on December 31, 2023.
(4)	Assumes termination of the NEO on December 31, 2023 following a change in control.
(5)	Represents the total amount that would be paid in equal annual installments of $46,452 over a 10 year period.
(6)

Assumes that short-term disability period had expired. Represents the total amount that would be paid in monthly installments of $10,000 until he reaches the age of 65 assuming his disability continued.

(7)	Assumes separation from service on December 31, 2023 and election to take lump sum benefits. Mr. Michel has reached the age of 55 and would therefore be eligible for early retirement.
(8)	Assumes short-term disability period had expired. Represents the total amount that would be paid in monthly installments of $10,000 until he reaches the age of 65 assuming his disability continued.
(9)	Represents the total amount that would be paid in equal annual installments of $43,429 over a 10 year period.
(10)	Assumes short-term disability period had expired. Represents the total amount that would be paid in monthly installments of $10,000 until he reaches the age of 65 assuming his disability continued.
(11)	Represents the total amount that would be paid in equal annual installments of $25,409 over a 10 year period.
(12)

Assumes that short-term disability period had expired. Represents the total amount that would be paid in monthly installments of $10,000 until he reaches the age of 65 assuming his disability continued.

(13)	Represents the total amount that would be paid in equal annual installments of $81,897 over a 10 year period.
(14)	Mr. Stark retired from the Corporation and the Bank effective as of December 31, 2023. As a result, only payments to Mr. Stark upon his full retirement are included in the table for Mr. Stark.

Pay Versus Performance

In accordance with the requirements of Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our NEOs and certain financial performance of the Corporation. Additional information concerning the Corporation’s compensation philosophy and how the Corporation aligns executive compensation with the Corporation’s performance is provided under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.

Pay Versus Performance Table for 2023

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income ($000s) 7	Total Loan Growth (Booked and Sold) ($000s) 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,006,128	$943,602	$491,659	$458,036	$120.76	$147.41	$42,964	$2,864,470
2022	$923,664	$907,484	$399,139	$452,353	$139.06	$135.13	$39,427	$2,518,838
2021	$848,889	$891,036	$439,964	$457,744	$150.38	$162.92	$40,546	$1,973,210
2020	$759,105	$725,146	$455,462	$401,241	$105.59	$119.83	$32,192	$2,039,475

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dennis G. Shaffer, President and Chief Executive Officer of the Corporation, for each corresponding year in the “Total” column of the Summary Compensation Table on page 27.

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Shaffer, as computed in accordance with Item 402(v) of
Regulation S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Shaffer during the applicable year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the following adjustments were made to Mr. Shaffer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
2023	$1,006,128	$(179,716)	$133,258	$(67,068)	$51,000	$943,602
2022	$923,664	$(94,437)	$73,695	$(39,696)	$44,258	$907,484
2021	$848,889	$(114,401)	$166,561	$(50,953)	$40,940	$891,036
2020	$759,105	$(69,648)	$43,802	$(43,774)	$35,661	$725,146

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$151,669	$(16,272)	-	$(2,139)	-	-	$133,258
2022	$84,805	$(12,119)	-	$1,009	-	-	$73,695
2021	$145,619	$20,507	-	$435	-	-	$166,561
2020	$57,428	$(13,755)	-	$129	-	-	$43,802

(c)	The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.

(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Shaffer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

YEAR	SERVICE COST	PRIOR SERVICE COST	TOTAL PENSION BENEFIT ADJUSTMENTS
2023	$67,068	$(16,068)	$51,000
2022	$39,696	$4,562	$44,258
2021	$50,953	$(10,013)	$40,940
2020	$43,774	$(8,113)	$35,661

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Corporation’s NEOs as a group (excluding Mr. Shaffer, who has served as our President and Chief Executive Officer since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The same four NEOs (excluding Mr. Shaffer) were included for purposes of calculating the average amounts in each of 2023, 2022, 2021 and 2020 and included the following: Richard J. Dutton, Charles A. Parcher, Todd A. Michel and Paul J. Stark.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Shaffer), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Shaffer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Shaffer) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non- PEO NEOs
2023	$491,659	$(61,519)	$41,246	$(57,942)	$44,592	$458,036
2022	$399,139	$(41,814)	$30,216	$18,655	$46,158	$452,353
2021	$439,964	$(33,233)	$59,295	$(48,784)	$40,502	$457,744
2020	$455,462	$(30,381)	$12,135	$(80,107)	$44,132	$401,241

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$53,163	$(6,123)	-	$(5,794)	-	-	$41,246
2022	$37,549	$(3,900)	-	$(3,433)	-	-	$30,216
2021	$42,297	$9,170	-	$7,828	-	-	$59,295
2020	$25,050	$(6,763)	-	$(6,153)	-	-	$12,135

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2023	$57,942	$(13,350)	$44,592
2022	$46,019	$139	$46,158
2021	$48,673	$(8,172)	$40,502
2020	$50,127	$(5,996)	$44,132

5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P U.S. BMI Banks Index.

7	The dollar amounts reported represent the amount of net income reflected in the Corporation’s audited financial statements for the applicable year.

8
While the Corporation uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Corporation’s compensation programs, the Corporation has determined that Total Loan Growth, defined as total loans booked and sold, is the financial performance measure that, in the Corporation’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Corporation to link compensation actually paid to the Corporation’s NEOs, for the most recently completed fiscal year, to Corporation performance.

Financial Performance Measures
As further described under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement, the Corporation’s executive compensation program includes variable components in the form of annual cash and equity incentive awards pursuant to which a significant portion of executive officers’ compensation is tied to the performance of the Corporation. The metrics that the Corporation uses for our cash and equity incentive bonus awards are selected based on an objective of incentivizing our NEOs to increase value to shareholders. The most important financial performance measures used by the Corporation to link executive compensation actually paid to the Corporation’s NEOs, for the most recently completed fiscal year, to the Corporation’s performance are as follows:
Performance Measures for Cash Compensation
:
●	Net Income
●	Efficiency Ratio
●	End of Year Core Deposits
●	Total Loans (Booked and Sold)

Performance Measures for Equity Compensation
:
●	Relative TSR (as compared to a three (3) year average of peer group)
●	ROAE
Analysis of the Information Presented in the Pay versus Performance Table
As further described under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement, the Corporation’s executive compensation program includes variable components in the form of annual cash and equity incentive awards. While the Corporation utilizes several performance measures to align executive compensation with Corporation performance, all of those performance measures are not presented in the “Pay Versus Performance Table for 2023”. Moreover, the Corporation generally seeks to incentivize long-term performance, and therefore does not specifically align the Corporation’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Corporation is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2023”.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) is generally aligned with the Corporation’s cumulative TSR over the four years presented in the “Pay Versus Performance Table for 2023,” with the exception of 2023. The general alignment of compensation actually paid with the Corporation’s cumulative TSR over the period is largely due to the fact that a material portion of the compensation actually paid to Mr. Shaffer and to the other NEOs is comprised of annual incentive bonuses, of which a significant portion is payable in the form of restricted common shares of the Corporation. In addition, the Corporation’s TSR is one of the two performance measures (along with ROAE) used by the Compensation Committee for the calculation of the equity portion of annual bonuses under the 2014 Incentive Plan. The lack of correlation between compensation actually paid and the Corporation’s cumulative TSR for 2023 can be attributed to the fact that, although the Corporation’s TSR performance did not meet the threshold established by the Compensation Committee with respect to TSR for the equity bonus measure, the Compensation Committee nonetheless awarded a portion of the equity bonuses to Mr. Shaffer and the Corporation’s other NEOs based on the ROAE performance measure, as further discussed under the heading “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis – Bonus/Incentive Compensation” beginning on page 22 of this Proxy Statement.

Compensation Actually Paid and Net Income
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) is generally aligned with the Corporation’s Net Income over the four years presented in the “Pay Versus Performance Table for 2023”. The alignment of compensation actually paid with the Corporation’s Net Income over the period is due, in part, to the fact that Net Income is one of the specific performance measures used to calculate the cash portion of the annual bonuses awarded to the NEOs. Specifically, net income accounted for 25% of the potential cash portion of the annual bonuses for 2023.

Compensation Actually Paid and Total Loans (Booked and Sold)
The Corporation believes that the Corporation’s Total Loans (Booked and Sold) is an important performance measure, along with TSR and Net Income, to use to link compensation actually paid to the Corporation’s NEOs to the Corporation’s performance. As a financial institution, the Corporation’s performance, and Net Income, is impacted significantly by the volume of loans originated (and either booked or sold) by the Corporation. The following graph compares the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) with the Corporation’s Total Loans (Booked and Sold) over the four years presented in the “Pay Versus Performance Table for 2023”. As demonstrated by the table, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) increased from 2020 to 2021, notwithstanding the fact that the Corporation’s Total Loans (Booked and Sold) declined slightly from 2020 to 2021. Conversely, from 2021 to 2022, the compensation amounts remained basically flat, notwithstanding the fact that the Corporation’s Total Loans (Booked and Sold) increased significantly from 2021 to 2022. From 2022 to 2023, the compensation amounts increased slightly while the Corporation’s Total Loans (Booked and Sold) increased more significantly. While, overall, the amount of compensation actually paid to Mr. Shaffer and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Shaffer) has generally aligned with the Corporation’s Total Loans (Booked and Sold), they have not been directly correlated in all periods. The lack of correlation during the four-year period can be attributed to the fact that Total Loans (Booked and Sold) comprised only one of several performance measures used to calculate the cash and equity incentive bonuses for the NEOs. Additionally, for 2022, the lack of correlation between the compensation amounts and Total Loans (Booked and Sold) can be attributed, in part, to the Corporation’s acquisition of Comunibanc Corp. and The Henry County Bank on July 1, 2022 and the acquisition of Vision Financial Group, Inc. on October 3, 2022, as these acquisitions resulted in the addition of approximately $235 million to the Corporation’s Total Loans (Booked and Sold) in 2022.

Cumulative TSR of the Corporation and Cumulative TSR of the S&P U.S. BMI Banks Index
As demonstrated by the following graph, the Corporation’s cumulative TSR over the four year period presented in the table was 92%, while the cumulative TSR of the S&P U.S. BMI Banks Index (“Index”) presented for this purpose, was 103% over the four (4) years presented in the table. While the Corporation’s cumulative TSR consistently tracked the performance of the Index, the Corporation’s cumulative TSR outperformed the Index only in 2022. For more information regarding the Corporation’s performance and the companies that the Compensation Committee considers when determining compensation, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis” beginning on page 19 of this Proxy Statement.
CORPORATION TSR vs. S&P U.S. BMI BANKS INDEX TSR

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and corresponding SEC rules enable the Corporation’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Accordingly, as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1), the following resolution will be submitted for shareholder approval at the Annual Meeting:

“RESOLVED, that the shareholders of Civista Bancshares, Inc. (the “Corporation”) hereby approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s Proxy Statement for its 2024 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2023 and the related executive compensation tables, notes and narrative disclosures contained under the heading “EXECUTIVE COMPENSATION” in the Corporation’s Proxy Statement.”

The Board of Directors believes that the Corporation’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of the Corporation’s named executive officers with the Corporation’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Corporation’s key executives who are directly responsible for the Corporation’s continued success. The Board of Directors believes that the Corporation’s compensation policies and practices do not threaten the value of the Corporation or the investments of the Corporation’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Corporation. The Board of Directors further believes that the Corporation’s culture focuses on sound risk management and appropriately rewards executives for performance. Finally, the Board of Directors believes that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer bank holding companies and to the Corporation’s performance during the 2023 fiscal year.

Similar “Say on Pay” proposals were approved by a majority of the common shares voted at each of the Corporation’s annual meetings of shareholders since 2009. Consistent with the most recent “Say on Pay Frequency” vote by the shareholders of the Corporation in 2019, the Corporation submits the “Say on Pay” proposal to its shareholders to vote on the approval of the Corporation’s executive compensation every year.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Corporation’s named executive officers in the section captioned “EXECUTIVE COMPENSATION” beginning on page 19 of this Proxy Statement.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Corporation’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to the Corporation’s named executive officers, or otherwise; (ii) overrule any decision made by the Corporation’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Corporation’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to the Corporation’s named executive officers as disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “Against” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

The Board of Directors recommends that you vote “FOR” Proposal 2 - Non-Binding Advisory Vote on Named Executive Officer Compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE CORPORATION’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Corporation’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee, with the approval of the Board of Directors, has appointed FORVIS, LLP (“FORVIS”) to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although the Corporation’s shareholders are not required to vote on the appointment of the Corporation’s independent registered public accounting firm, consistent with past practice, the Audit Committee and the Board of Directors are submitting the appointment of FORVIS to the shareholders for ratification as a matter of good corporate governance and because of the important role of the Corporation’s independent registered public accounting firm in reviewing the quality and integrity of the Corporation’s financial statements. The Corporation has been advised by FORVIS that they are independently certified public accountants with respect to the Corporation within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

FORVIS audited the Corporation’s consolidated financial statements as of and for the fiscal year ended December 31, 2023, and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2023. See “AUDIT COMMITTEE MATTERS” below for additional information regarding the change in the Corporation’s independent registered public accounting firm.

The Corporation expects that representatives of FORVIS will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of FORVIS as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Board’s appointment of FORVIS as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The effect of an abstention is the same as a vote “Against” Proposal 3.

Even if the appointment of FORVIS is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of FORVIS and engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of FORVIS is not ratified, the Audit Committee will reconsider the appointment, but may decide to maintain the appointment.

The Board of Directors recommends that you vote “FOR” Proposal 3 - Ratification of the Appointment of the Corporation’s Independent Registered Public Accounting Firm.

PROPOSAL 4

APPROVAL OF THE CIVISTA BANCSHARES, INC. 2024 INCENTIVE PLAN

Background

In 2014, the Corporation’s shareholders approved the First Citizens Banc Corp. 2014 Incentive Plan (the “2014 Incentive Plan”) that provided a means through which the Corporation and its Subsidiaries may attract and retain employees and non-employee Directors to provide incentives that align the interests of these individuals with those of the Corporation’s shareholders and to promote the success of the Corporation’s business.

As of April 16, 2024, the date of the Corporation’s Annual Shareholder Meeting, the 2014 Incentive Plan will expire as per its terms.

In view of the expiration of the 2014 Incentive Plan and upon the recommendation of the Compensation Committee, on February 20, 2024, the Corporation’s Board of Directors adopted the Civista Bancshares, Inc. 2024 Incentive Plan (the “2024 Incentive Plan”), subject to approval by the shareholders. The Board of Directors believes it is desirable to continue to utilize equity-based awards as well as cash-based awards to attract and retain talented employees and directors and to promote the long-term growth and financial success of the Corporation and its subsidiaries by encouraging ownership of the Corporation’s common shares, motivating long-range performance, and strengthening employee and director retention. Therefore, the 2024 Incentive Plan makes equity-based awards and cash-based awards available for grant to eligible participants.

The 2024 Incentive Plan will become effective on the date of approval by the Corporation’s shareholders, which will be April 16, 2024 if the shareholders approve the 2024 Incentive Plan at the Annual Meeting. Unless earlier terminated by the Corporation’s Board of Directors, the 2024 Incentive Plan will terminate on the 10th anniversary of the effective date. No award may be made under the 2024 Incentive Plan after the termination date, but awards made prior to the termination date will remain in effect in accordance with their respective terms. In addition, no incentive stock option may be granted after February 28, 2034, the 10th anniversary of the date the Corporation’s Board of Directors adopted the 2024 Incentive Plan.

Why you should vote for the 2024 Incentive Plan

APPROVAL OF THE 2024 INCENTIVE PLAN WILL PERMIT THE DEVELOPMENT OF INCENTIVE PROGRAMS WHICH ALIGN THE INTERESTS OF EMPLOYEES AND SHAREHOLDERS

The Board of Directors believes that the 2024 Incentive Plan will allow the Corporation to better develop incentive compensation programs that align the interests of the Corporation’s employees with those of its shareholders. The 2024 Incentive Plan will allow the Corporation to use stock-based compensation as well as cash in its incentive programs. The stock-based compensation can be vested over a period of years to provide a longer-term incentive that focuses on the value of the Corporation’s stock and the interests of its shareholders. The reward to the employees will be consistent with the benefit to the shareholders. The 2024 Incentive Plan is also intended to encourage participants to acquire and maintain ownership interests in the Corporation.

APPROVAL OF THE 2024 INCENTIVE PLAN WILL FACILITATE THE ATTRACTION, RETENTION AND MOTIVATION OF TALENTED ASSOCIATES CRITICAL TO THE CORPORATION’S SUCCESS

The Board of Directors believes that the 2024 Incentive Plan will enhance the ability of the Corporation to attract and retain employees and non-employee directors who can contribute to superior business results for the Corporation. Approval of the 2024 Incentive Plan will provide the Corporation with the flexibility it needs to use equity and cash incentive compensation to attract, retain and motivate talented employees and directors who are important to the Corporation’s long-term growth and success.

Summary of 2024 Incentive Plan

The discussion that follows describes a number of important terms of the 2024 Incentive Plan. The summary is subject, in all respects, to the actual terms of the 2024 Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Key Provisions	Description

Eligible Participants	Employees and non-employee directors as selected by the Compensation Committee.
Plan Administrator	The 2024 Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Corporation.
Equity Award Types	Stock options, stock awards, stock units and stock appreciation rights.
Cash Award Types	Long-term incentive performance awards and annual bonus awards.
Shares Subject to the Plan	A maximum of 450,000 shares of the Corporation’s Common Stock may be issued under the 2024 Incentive Plan, subject to certain adjustments as provided in the 2024 Incentive Plan.
Limitations on Participant Awards

In a given year, no participant may (a) be granted stock options (nonqualified and incentive stock options), stock appreciation rights or any other awards for more than 20,000 of the Corporation’s shares in the aggregate; or (b) be granted shares subject to a qualified performance award for more than 20,000 of the Corporation’s shares in the aggregate.

Limitations on Director Awards	In a given year, no non-employee director may be granted awards with an aggregate fair market value in excess of $25,000.
Terms of Stock Options and SARs	Terms of the award will not exceed 10 years.
Terms of Performance Measures

The 2024 Incentive Plan provides that performance goals means one or more written, objective financial or non-financial Performance Criteria with respect to the Corporation, a subsidiary, a division or a business unit applied on an absolute or relative basis, as determined by the Compensation Committee.

Please refer to Section 2.26 of the 2024 Incentive Plan for examples of what each performance measure may include.

Acceleration of Vesting Upon Change in Control

Unless otherwise provided in any individual award agreement, as approved by the Compensation Committee, in the event of a change of control, stock options and stock appreciation rights become exercisable, performance goals are deemed satisfied and restriction periods expire.

Transferability

Except in the case of death or pursuant to the terms of a qualified domestic relations order, awards under the 2024 Incentive Plan are not transferable unless permitted by the Compensation Committee under specified circumstances.

Clawback Provisions

The Compensation Committee retains the right at all times to decrease or terminate all awards and payments under the 2024 Incentive Plan, and any and all amounts payable under the 2024 Incentive Plan or paid under the 2024 Incentive Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Compensation Committee as necessary to comply with applicable law and/or policies adopted by the Corporation.

Adjustments

The number of shares reserved for issuance under the 2024 Incentive Plan and the terms of awards may be adjusted by the Compensation Committee in the event of an adjustment in the capital structure of the Corporation or a related entity (due to a merger, recapitalization, stock split, stock dividend, or similar event).

Amendment and Termination

The 2024 Incentive Plan and awards granted thereunder may be amended or terminated at any time by the Board of Directors, subject to the following conditions: (a) shareholder approval is required of any 2024 Incentive Plan amendment if required by applicable law, rule or regulations; and (b) the option price for any outstanding option or base price of any outstanding SAR granted under the 2024 Incentive Plan may not be decreased after the date of grant, without shareholder approval. Additionally, except as otherwise provided in the 2024 Incentive Plan, an amendment or termination of an award may not materially adversely affect the rights of an award participation without the participant’s consent.

U.S. Federal Income Tax Consequences

The following summary describes the principal federal (and not state or local) income tax consequences of awards granted under the 2024 Incentive Plan as of this time. This summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Corporation. For instance, this summary does not describe state or local tax consequences, nor does it discuss the provisions of Section 409A of the Code, to the extent an award is subject to this section and does not satisfy its requirements.

Nonqualified Stock Options

No income or expense will be recognized by a participant or the Corporation at the time an option is granted. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, and the Corporation to deduct as an expense, the difference between the fair market value of the underlying shares and the option price.

Incentive Stock Options

No income or expense will be recognized by a participant at the time an option is granted. No income or expense will be recognized upon the participant’s exercise of the option if certain holding periods and other incentive stock option requirements are met. Any further gain or loss will be capital and will be recognized upon the sale of the shares. The Corporation will have no expense deduction upon exercise of the option. Income will be recognized by the participant and deducted as an expense by the Corporation if he or she disposes of shares acquired under an incentive stock option before the holding periods are met.

Other Stock-Based Awards

No income is recognized by a participant upon the grant of a SAR, but upon exercise of the SAR the participant generally must recognize income equal to any cash that is paid and the fair market value of any Common Stock of the Corporation that is received in settlement of the SAR.

A participant will recognize income on account of a restricted stock award once the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the Common Stock of the Corporation received on that date.

The federal income tax consequences of the award of restricted stock units, performance share awards, performance unit awards, phantom stock awards or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to the Corporation. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any Common Stock of the Corporation received determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). The Corporation will generally be entitled to a compensation deduction at that time.

Cash-Based Awards

A participant will not recognize ordinary income at the time a cash-based award is granted and the Corporation will not be entitled to a deduction at that time. Generally, a participant will recognize ordinary income in an amount equal to the cash received when the cash-based award is settled. The Corporation will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at that time.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Corporation may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” in any one taxable year. Section 162(m) of the Internal Revenue Code applies to the CEO, the CFO and each of the three other most highly compensated officers of the Corporation and its affiliates (not including the CEO and the CFO) and any person who has been the CEO, the CFO, or one of the other three most highly compensated officers in any year beginning after December 31, 2016. Our Compensation Committee will examine the best method to pay compensation to our executive officers, which will include consideration of any changes to Section 162(m) of the Internal Revenue Code. In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, our Compensation Committee will carefully consider the net cost and value of our compensation policies to us.

Participation and Plan Benefits

If the 2024 Incentive Plan is approved by the Corporation’s shareholders, the Compensation Committee will determine the manner in which equity-based compensation is incorporated into the total compensation of employees and non-employee directors. As of the date of this Proxy Statement, except as disclosed below, no determination has been made regarding the identity of the individuals to whom future awards may be granted under the 2024 Incentive Plan. While all employees of the Corporation and its subsidiaries are eligible to participate in the 2024 Incentive Plan, the Corporation estimates that, based on historical grant practices, approximately 40 of the current employees of the Corporation and its subsidiaries will be considered by the Compensation Committee for the grant of future awards under the 2024 Incentive Plan. This estimate includes four of the NEOs included in the Summary Compensation Table for 2023 on page 27 (excluding Mr. Stark, who retired effective December 31, 2023). Following the election of 12 Directors at the Annual Meeting, there will be 11 non-employee directors of the Corporation eligible to receive awards under the 2024 Incentive Plan.

Provided below is a summary of the awards granted by the Corporation under the 2014 Incentive Plan during the fiscal year ended December 31, 2023. The awards described below, however, may not be reflective of future awards granted under the 2024 Incentive Plan.

2023 Fiscal Year

The table included under “EXECUTIVE COMPENSATION – Grants of Plan Based Awards – Fiscal 2023 Grants of Plan-Based Awards” on page 28 of this Proxy Statement shows the number of restricted common shares granted to the NEOs under the 2014 Incentive Plan during the 2023 fiscal year. An aggregate of 27,569 restricted common shares were granted to all executive officers of the Corporation as a group (including the NEOs) and an additional 19,967 restricted common shares were granted to all employees of the Corporation and its subsidiaries as a group (excluding executive officers), under the 2014 Incentive Plan during the 2023 fiscal year.

As described under “2023 COMPENSATION OF DIRECTORS” beginning on page 11 of this Proxy Statement, the non-employee directors of the Bank receive an annual retainer (currently $14,000 per director) for their service on the Bank’s board which is paid in unrestricted common shares of the Corporation. An aggregate of 11,778 unrestricted common shares were issued by the Corporation under the 2014 Incentive Plan to 13 non-employee directors of the Bank on or about May 8, 2023, covering the period from April 18, 2023 until the Annual Meeting on April 16, 2024.

Recommendation and Vote

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve The Civista Bancshares, Inc. 2024 Incentive Plan. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

The Board of Directors recommends that you vote “FOR” Proposal 4 – Approval of The Civista Bancshares, Inc. 2024 Incentive Plan.

AUDIT COMMITTEE MATTERS

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Corporation’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Corporation. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Corporation’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm

FORVIS served as the Corporation’s independent registered public accounting firm for the 2023 and 2022 fiscal years. The Audit Committee pre-approved all services rendered by FORVIS in 2023 and 2022. FORVIS billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the 2023 and 2022 fiscal years.

	2023	2022
Audit Fees (1)	$407,879	$290,761
Audit-Related Fees (2)	$20,738	$159,180
Tax Fees (3)	$128,688	$150,871
All Other Fees	$0.00	$0

	$557,304	$600,812

(1)

Includes fees paid to FORVIS for the audit of the Corporation’s financial statements, the audit of the Corporation’s internal control over financial reporting, review of financial statements included in the Corporation’s quarterly reports and compliance audits required by HUD.

(2)	Includes fees paid to FORVIS related to the audit of the Corporation’s employee benefit plans.
(3)	Includes fees paid to FORVIS related to compliance fees for the preparation of tax returns.

AUDIT COMMITTEE REPORT

The Corporation’s Audit Committee has reviewed and discussed with management and with FORVIS, the Corporation’s independent registered public accounting firm for 2023, the audited financial statements of the Corporation for the year ended December 31, 2023. In addition, the Audit Committee has discussed with FORVIS the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee also has received the written disclosures and the letter from FORVIS required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with FORVIS its independence from the Corporation.

Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2023 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

The Audit Committee

Julie A. Mattlin, Chairperson

John O. Bacon

Darci L. Congrove

Allen R. Nickles

Nathan E. Weaks

Gerald B. Wurm

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2025 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 14, 2024, to be eligible for inclusion in the Corporation’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2025 annual meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2025 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days’ notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2025 annual meeting.

To comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2025 annual meeting of shareholders in support of director nominees other than the Corporation’s nominees must provide notice to the Corporation that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 14, 2025.

Any proposals by shareholders intended to be presented at the 2025 annual meeting, and any notices of intent to solicit proxies for the 2025 annual meeting, should be mailed or delivered to Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: Corporate Secretary.

The Corporation’s 2025 annual meeting of shareholders is currently scheduled to be held on April 15, 2025.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT

The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. A copy of the Corporation’s Annual Report has been mailed to shareholders with this Proxy Statement. Additional copies of the Corporation’s Annual Report are available to shareholders without charge upon request to Dennis G. Shaffer, President, Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870.

By Order of the Board of Directors

Lance A. Morrison, Corporate Secretary
Civista Bancshares, Inc.

APPENDIX A

CIVISTA BANCSHARES, INC. 2024 INCENTIVE PLAN

SECTION 1. PURPOSE AND EFFECTIVE DATE.

1.1  Purpose. The purpose of the Civista Bancshares, Inc. 2024 Incentive Plan (the “Plan”) is to provide a means through which the Company and its Subsidiaries may attract and retain Employees and Non-Employee Directors, to provide incentives that align their interests with those of the Company’s shareholders, and to promote the success of the Company’s business.

1.2  Effective Date. The Plan will become effective on the later of the date on which the Plan is approved by the Board or by the Company’s stockholders (“Effective Date”).

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1  “Annual Bonus Award” means an Award to Employees who are Participants pursuant to Section 10 consisting of the right to receive a cash payment on an annual basis.

2.2  “Award” means, individually or collectively, any award or benefit, to an Employee or Non-Employee Director permitted and granted under the Plan, including Stock Options, Stock Awards, Stock Units, Stock Appreciation Rights, Annual Bonus Awards, and Long-Term Incentive Awards.

2.3  “Award Agreement” means any agreement, document, or other instrument (which may be in written or electronic form) evidencing an Award granted under the Plan and specifying the terms, conditions, and restrictions thereof, including, without limitation, a Stock Option Agreement, Stock Award Agreement, Stock Unit Agreement, and Stock Appreciation Right Agreement.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Cause” means in the judgment of the Committee:

(a)  the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Employer after written notification by the Employer; or

(b)  the willful engaging by the Participant in conduct which is demonstrably injurious to the Employer, monetarily or otherwise; or

(c)  the engaging by the Participant in egregious misconduct involving moral turpitude;

in each case is determined by the Committee in its discretion, which determination shall be final and binding upon each Participant.

2.6  “Change in Control” has the meaning set forth in Section 12.2 of the Plan; provided, however, if an Award is deferred compensation subject to Section 409A, the Award Agreement may, as determined by the Committee, include an amended definition of “Change in Control” as necessary to comply with Section 409A.

2.7  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8  “Committee” means the Compensation Committee of the Board or such other committee or subcommittee as may be designated by the Board from time to time to administer the Plan.

2.9  “Common Stock” means the common stock, no par value, of the Company.

2.10  “Company” means Civista Bancshares, Inc., an Ohio corporation, or any successor thereto.

2.11  “Director” means a member of the Board of Directors of the Company.

2.12  “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Subsidiary in which a Participant participates.

2.13  “Effective Date” has the meaning set forth in Section 1.2.

2.14  “Eligible Person” means any Employee or Non-Employee Director (and such other individuals designated by the Committee to become Employees or Non-Employee Directors upon or after the receipt of Awards).

2.15  “Employee” means any individual classified as an employee of the Company or any Subsidiary by the Company on its payroll system; provided, however, that with respect to Incentive Stock Options, the term “Employee” means any individual who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) (or any successor provision thereof).

2.16  “Employee Award” means any Award granted to an Employee.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

2.18  “Fair Market Value” means, on a particular date,

(a)  (i) if Common Stock is listed on a national securities exchange, the closing price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if Common Stock is not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau, Incorporated, or (iv) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or

(b)  if applicable, the price per share as determined by the Committee in good faith (which determination shall be conclusive and binding on all persons); provided, however, that with respect to any Award that is intended to be exempt from the requirements of Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in Section 409A (and, with respect to ISOs, in accordance with Section 422 of the Code and the regulations thereunder).

2.19  “Good Reason” means, in the case of a Participant who is an Employee, the definition of “Good Reason” means:

(a)  a material diminution in the nature or scope of the Participant’s authority or duties; or

(b)  a material reduction in the Participant’s base salary; or

(c)  the Company changes by thirty-five (35) miles or more the principal location in which the Participant is required to perform services; or

(d)  the Company materially breaches the provisions of an Award Agreement.

A termination of the Participant’s employment shall not be deemed to be for Good Reason unless (i) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (ii) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (iii) the Participant’s termination occurs not later than six (6) months after such event or condition initially occurs or exists, in each case without the Participant’s written consent.

2.20  “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 6 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.21  “Long-Term Incentive Award” means an Award to Employees who are Participants pursuant to Section 11 consisting of the right to receive a payment in cash and/or in shares of Common Stock to the extent Performance Goals are achieved and/or other requirements are met.

2.22  “Non-Employee Director” means a Director, or a member of the board of directors of a Subsidiary, who is not an Employee.

2.23  “Nonqualified Stock Option” or “NSO” means a Stock Option granted under Section 6 of the Plan that is not an Incentive Stock Option.

2.24  “Participant” means any Eligible Person selected to receive an Award under the Plan.

2.25  “Performance Award” means an Award, other than an ISO, NSO, or SAR, that is subject to the attainment of one or more Performance Goals.

2.26  “Performance Goals” means one or more written, objective financial or non-financial performance criteria with respect to the Company, a division or a business unit, applied on an absolute or relative basis, as determined by the Committee in connection with an Award.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with United States generally accepted accounting principles to the extent applicable, but, unless otherwise determined and specified by the Committee will exclude the effects of the following: (i) charges or expenses for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; (vii) restatements and accounting charges; (viii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; and (ix) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, or charges that, in case of each of the foregoing, the Company identifies in its financial statements, including notes to the final statements.

In addition, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (aa) litigation, claims, judgments or settlements; (bb) the effects of changes in other laws or regulations affecting reported results; and (cc) accruals of any amounts for payment under the Plan or any other compensation arrangements maintained by the Company; provided that such adjustment was specified in the Award during the initial ninety (90) days of an applicable performance period if the Award is subject to Section 409A. Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee, in its discretion, deems appropriate. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). The Committee may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Section 2.26.

2.27  “Plan” means this Civista Bancshares, Inc. 2024 Incentive Plan, as it may be amended from time to time.

2.28  “Prior Plan” means the First Citizens Banc Corp. 2014 Incentive Plan, as amended.

2.29  “Proceeding” has the meaning set forth in Section 18 of the Plan.

2.30  “Restriction Period” means the period during which an Award may be earned by a Participant.

2.31  “Restricted Stock” means an Award of Common Stock that is subject to forfeiture until vesting conditions are satisfied.

2.32  “Section 409A” means Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

2.33  “Stock Appreciation Right” or “SAR” means a right granted under Section 9 of the Plan.

2.34  “Stock Award” means a grant of shares of Common Stock under Section 7 of the Plan, which grant may be a grant of Restricted Stock.

2.35  “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 of the Plan.

2.36  “Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash or a combination of shares of Common Stock and cash under Section 8 of the Plan.

2.37  “Subsidiary” means an entity of which the Company is the direct or indirect (in an unbroken chain of entities beginning with the Company) beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests of such entity, including entities acquired after the Effective Date.

2.38  “Substitute Awards” means shares of Common Stock subject to Awards granted in assumption, substitution or exchange for previously granted stock-based awards under a stockholder-approved plan of a company acquired by the Company.

SECTION 3. ADMINISTRATION.

3.1  The Committee. Except as otherwise provided herein, this Plan shall be administered by the Committee.

3.2  Authority of the Committee.

(a)  Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and adopt such rules, regulations and guidelines to carrying out this Plan as it may deem necessary or proper, all of which power shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b)  The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the exchange on which the Common Stock is traded. The Company shall pay the compensation and expenses of such advisors. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

(c)  No member of the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s articles or certificate of incorporation and regulations or by-laws.

3.3  Performance Goals.

(a)  The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of Performance Goals. Performance Goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, as provided in Section 2.26, Performance Goals may be adjusted for any events or occurrences, as may be determined by the Committee. Performance Goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole.

(b)  As provided in Sections 2.26 and 3.3(a), with respect to each performance period established by the Committee, (i) the Committee shall establish such Performance Goals relating to one or more of the business criteria selected pursuant to Sections 2.26 and 3.3(a), and (ii) the Committee shall establish targets for Participants for achievement of Performance Goals. The Performance Goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which Performance Goals for that performance period have been achieved and shall authorize the award of shares of Common Stock or cash, as applicable, to the Participant for whom the targets were established, in accordance with the terms of the applicable Award Agreements.

SECTION 4. ELIGIBILITY AND AWARDS.

4.1  Participants. Participants shall consist of all Eligible Persons whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Awards of Incentive Stock Options may only be made to an Employee who is considered an employee of the Company or any Subsidiary for purposes of United States Treasury Regulation Section 1.421-1(h) or any successor provision related thereto.

4.2  Awards. Subject to the terms of the Plan, any type of Awards may be granted by the Committee to any Participant, but only Employees may receive Awards of Incentive Stock Options. Awards may be granted alone, or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16.3) in substitution or any other Award (or any other award granted under another plan of the Company or any Subsidiary, including the plan of an acquired entity).

4.3  Award Agreements. Each Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award or the return of vested shares of Common Stock received in connection with an Award in the event of the Participant’s noncompliance with the provisions of, or as otherwise provided in, such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled. The applicable Award Agreement shall specify the termination provisions of an Award upon a Participant’s termination of employment or service with the Company and its Subsidiaries.

4.4  Performance Awards. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date; provided further that the Committee may provide for earlier vesting in an Employee Award upon a termination of employment by reason of death, Disability or retirement after age sixty (60). The Committee shall set Performance Goals in its discretion which, depending on the extent which they are met, will determine the value, vesting and/or amount of Performance Awards that will be paid out. Performance Awards granted to Participants shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee shall determine.

SECTION 5. SHARES OF COMMON STOCK SUBJECT TO PLAN.

5.1  Total Number of Shares.

(a)  Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock that may be subject to Awards granted under the Plan shall be Four Hundred Fifty Thousand (450,000) shares. The number of shares of Common Stock available for grant under the Plan shall be reduced by (i) one (1) for each share subject to a Stock Option or SAR; and (ii) one (1) share for each share subject to a Stock Award, a Stock Unit or a Long-Term Incentive Award. Shares of Common Stock subject to Awards granted under the Plan may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 5.3 of the Plan. Substitute Awards do not reduce the shares of Common Stock available for Awards under the Plan.

(b)  Any shares of Common Stock subject to an Award, or an award issued under the Prior Plan prior to the effective date of this Plan, that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 5.1(b) shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights, and as one (1) share if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding obligation, or (iii) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.2  Limitations. Subject to adjustment as provided in Section 5.3:

(a)  Of the total shares of Common Stock authorized for issuance under the Plan pursuant to Section 5.1, the maximum number of shares of Common Stock under the Plan that shall be available for (i) Awards of Incentive Stock Options is Four Hundred Fifty Thousand (450,000) shares of Common Stock; and (ii) Awards of Nonqualified Stock Options and Stock Appreciation Rights is Four Hundred Fifty Thousand (450,000) shares of Common Stock.

(b)  No Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than Twenty Thousand (20,000) shares of Common Stock in the aggregate, or any other Awards with respect to more than Twenty Thousand (20,000) shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count towards the individual share limit set forth in this Section 5.2(b).

(c)  The maximum number of shares of Common Stock subject to a Performance Award that may be granted under the Plan in any one (1) calendar year to a Participant is Twenty Thousand (20,000) shares of Common Stock.

(d)  During any one (1) calendar year, no Non-Employee Director may receive Awards with an aggregate grant date Fair Market Value in excess of Twenty Five Thousand Dollars ($25,000).

5.3  Adjustment. In the event of any reorganization, recapitalization, stock split, stock distribution, stock dividend, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares of Common Stock reserved for issuance under the Plan; (b) adjustment in the number and kind of shares of Common Stock covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or Stock Appreciation Rights, or the price of other Awards under the Plan; (d) adjustments to the share limitations set forth in Section 5.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances. Notwithstanding the foregoing, previously granted Stock Options and SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Stock Options and SARs represented immediately prior to such event and to preserve, without exceeding, the value of Stock Options and SARs in accordance with Code Section 422 and Section 409A.

SECTION 6. STOCK OPTIONS.

6.1  Grant. Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Stock Options granted under the Plan to Non-Employee Directors shall be NSOs. Unless otherwise expressly provided at the time of the grant to be Awards of ISOs, Stock Options granted under the Plan to Employees shall be NSOs.

6.2  Stock Option Agreement. The grant of each Stock Option shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Option Agreement” specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option, how the Stock Option will be exercised, and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan. With respect to a Stock Option, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other property dividends on the shares of Common Stock subject to the Stock Option.

6.3  Exercise Price and Period. With respect to each Stock Option granted to a Participant:

(a)  Except as provided in Section 6.4(b), Section 16.3, or in the case of Substituted Awards, the per share exercise price of each Stock Option shall be the one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)  Each Stock Option shall become exercisable as set forth in the Stock Option Agreement. Notwithstanding the foregoing sentence, the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause.

(c)  Except as provided in Section 6.4(b), each Stock Option that has not terminated earlier as provided in the Stock Option Agreement shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten (10) years after the date of grant.

6.4  Required Terms and Conditions of ISOs. In addition to the foregoing, each ISO granted to an Employee shall be subject to the following specific rules:

(a)  The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 6.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)  Notwithstanding anything herein to the contrary, if an ISO is granted to an Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth (5th) year anniversary of the date the ISO was granted.

(c)  No ISOs shall be granted under the Plan after the ten (10) year anniversary of the Effective Date.

6.5  Exercise of Stock Options.

(a)  A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Secretary of the Company or such party as the Secretary of the Company may designate.

(b)  The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price and specified in the Award Agreement:

(i)  in cash;

(ii)   by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option that have an aggregate Fair Market Value equal to the exercise price;

(iii)  by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price; however, such terms shall be specified in the Award Agreement effective at the date of grant.

(c)  The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

SECTION 7. STOCK AWARDS.

7.1  Grant. The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without payment of consideration by such Participant, (b) grant shares of Restricted Stock to any Participant, or (c) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

7.2  Stock Award Agreement. Each share of Common Stock issued to a Participant under this Section 7 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Award Agreement”, which shall specify whether the shares of Common Stock are granted or sold to the Participant and such other restrictions, terms and conditions (including the attainment of Performance Goals) established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)   The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as set forth in the Stock Award Agreement. The Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to a Stock Award in the event of an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

(b)   Except as provided in this subsection (b) and unless otherwise provided in the Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to all of the shares of Common Stock subject to the Stock Award and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Notwithstanding the preceding sentence, in the case of a Stock Award that provides for the right to receive dividends or distributions: (i) if such Stock Award is Restricted Stock, the Company may accumulate and hold such dividends or distributions. In either such case, the accumulated dividends or other distributions shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such dividends or distributions attributable to the portion of a Stock Award for which the restrictions do not lapse shall be forfeited.

(c)    The Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which, in the case of Restricted Stock, may be held by the Secretary of the Company until such time as the Common Stock is forfeited or the restrictions lapse.

SECTION 8. STOCK UNITS.

8.1  Grant. The Committee may, in its discretion, grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or upon the occurrence of an event (including the attainment of Performance Goals) as described in the Stock Unit Agreement, one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event, as provided in the Stock Unit Agreement.

8.2  Stock Unit Agreement. Each grant of Stock Units to a Participant under this Section 8 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Unit Agreement”, which shall specify the restrictions, terms and conditions established by the Committee in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)  The restrictions to which the Stock Units awarded hereunder are subject shall lapse as set forth in the Stock Unit Agreement. The Board shall have the discretion to accelerate the date as of which the restrictions lapse in the event of an Employee’s termination of employment with the Company or any Subsidiary, or a Non-Employee Director’s termination of service on the Board or on the board of directors of a Subsidiary, without Cause, after giving consideration to Section 409A.

(b)  Except as provided in this subsection (b), and unless otherwise provided in the Stock Unit Agreement, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock. A Stock Unit Agreement may provide that, until the Stock Units are settled in shares of Common Stock or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Common Stock, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Notwithstanding the preceding sentence, in the case of a Stock Unit Award that provides for the right to receive amounts related to dividends or distributions: (i) if such Stock Unit Award is subject to performance-based restrictions as described in Section 3.3, the Company shall accumulate and hold such amounts, and (ii) in the case of all other such Stock Unit Awards, the Committee shall have the discretion to cause the Company to accumulate and hold such amounts. In either such case, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c)  Upon settlement of Stock Units in Common Stock, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, stock certificates representing a number of shares of Common Stock equal to the number of Stock Units being settled.

SECTION 9. STOCK APPRECIATION RIGHTS (SARs).

9.1  Grant. The Committee may, in its discretion, grant an SAR under the Plan to any Participant who is an Employee. Each SAR granted to a Participant shall entitle the Participant to receive an amount (payable in cash or in shares of Common Stock, or a combination thereof, determined by the Committee and set forth in the related Stock Appreciation Right Agreement) equal to the excess of (a) the Fair Market Value per share of Common Stock on the date of exercise of such SAR, over (b) the exercise price of the SAR, multiplied by the number of shares of the Common Stock with respect to which the SAR is being exercised.

9.2  Stock Appreciation Right Agreement. Each SAR granted under this Section 9 shall be evidenced by a written Award Agreement sometimes referred to herein as a “Stock Appreciation Right Agreement”, specifying the conditions for exercise, the exercise period, the exercise price, the expiration date, the number of shares of Common Stock subject to each SAR, whether the SAR is to be settled in shares of Common Stock or cash and such other terms and conditions established by the Board in its sole discretion, not inconsistent with the Plan and the following provisions:

(a)  Except in the case of Substituted Awards and Section 16.3, the per share exercise price of each SAR shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the SAR on the date on which the SAR is granted.

(b)  Each SAR shall become exercisable as set forth in the Stock Appreciation Right Agreement. The Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of a Participant’s termination of employment with the Company or any Subsidiary without Cause.

(c)  Unless a shorter period is provided in the Stock Appreciation Right Agreement, each SAR shall expire on the date ten (10) years after the date of grant.

(d)  Upon exercise of an SAR settled in Common Stock, the Company shall, subject to compliance with the Exchange Act and other applicable laws, issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable to the Participant.

With respect to a Stock Appreciation Right, in no event shall a Participant be entitled to amounts equivalent to cash dividends, stock dividends or other dividends on the shares of Common Stock subject to the SAR.

SECTION 10. ANNUAL BONUS AWARDS.

Subject to the terms of the Plan, the Committee will determine all terms and conditions of an Annual Bonus Award, including but not limited to, whether or not the Annual Bonus Award will be solely a discretionary Annual Bonus Award, any Performance Goals, performance period, the potential payable, and the timing and form of payment, subject to the following if the Committee determines that the Annual Bonus Award shall be a Performance Award (instead of a discretionary Annual Bonus Award): (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Bonus Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of one (1) fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one (1) fiscal year.

SECTION 11. LONG-TERM INCENTIVE AWARDS.

Subject to the terms of the Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing and form of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the performance period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award is deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of more than one (1) fiscal year of the Company. Dividend equivalents shall not be paid until and to the extent that the Performance Goals are met.

SECTION 12. CHANGE IN CONTROL.

12.1  Effect of Change in Control. Except as otherwise provided in any Award Agreement, notwithstanding any provision of the Plan to the contrary upon a Change in Control of the Company (as defined in Section 12.2) all NSOs, ISOs, and SARs shall become immediately exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject to such NSOs, ISOs, and SARs; with respect to all Performance Awards, all Performance Goals and vesting criteria will be deemed achieved at one hundred percent (100%) of target levels, the Restriction Period shall immediately expire, and all other terms and conditions shall be deemed met; and with respect to all other Awards, any Restriction Period shall immediately expire, such Awards shall become one hundred percent (100%) vested, and all other terms and conditions will be deemed met. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Committee, in its sole discretion (which exercise of discretion shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or to any Award Agreement), may take the following action with respect to any NSOs, ISOs, or SARs that are outstanding immediately prior to such Change in Control: cancel outstanding NSOs, ISOs, and/or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Common Stock underlying the unexercised portion of the NSO, ISO, or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any NSO, ISO, or SAR with an exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of the Common Stock on the date of such Change in Control shall be cancelled with no payment due the Participant.

12.2  Definition of Change in Control. “Change in Control” shall mean (except as otherwise provided in an Award Agreement) the occurrence, at any time during the specified term of an Award granted under the Plan, of any of the following events:

(a)  any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, whether or not the Company is subject to the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b)  the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than fifty percent (50%) of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction;

(c)  the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than fifty percent (50%) of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(d)  during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board (and any new Directors, whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

SECTION 13. SECURITIES LAW RESTRICTIONS.

The Committee may impose such restrictions on Awards and shares of Common Stock or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Committee shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the securities acts). The Committee may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. The term of an Award shall not be extended, and neither the Committee, nor the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such restrictions.

SECTION 14. PAYMENT OF TAXES.

In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock or cash amount to the Participant in connection therewith, the Company may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes:

(a)  in cash;

(b)  by directing the Company to withhold the number of shares of Common Stock otherwise issuable in connection with the Award that have an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or

(c)  by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Notwithstanding the foregoing, neither the Committee nor the Company makes any representation to any Participant or beneficiary of a Participant as to the tax consequences of any Awards made pursuant to the Plan, and the Committee and the Company shall have no liability or other obligation to indemnity or hold harmless any Participant or any beneficiary of a Participant for any tax, additional tax, interest or penalties that any Participant or any beneficiary of a Participant may incur as a result of the grant, vesting, or payment of an Award under the Plan.

SECTION 15. NONTRANSFERABILITY.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than:

(a)  by last will and testament or by the laws of descent and distribution;

(b)  pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or

(c)  as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime for no consideration to (i) the Participant’s spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of the Participant’s spouse or lineal descendant, (iii) a partnership or other entity of which the Participant’s spouse and lineal descendants are the only partners or equity owners, or (iv) a tax-exempt organization as described in Code Section 501(c)(3).

In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

SECTION 16. TERMINATION OR AMENDMENT OF PLAN AND AWARD AGREEMENTS.

16.1  Termination or Amendment of Plan. Except as described in Section 16.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Board may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

16.2  Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule.

16.3  No Repricing of Stock Options or SARs. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs shall not be effective without prior approval of the stockholders of the Company, except with respect to adjustments in accordance with Section 5.3. For this purpose, repricing includes a reduction in the exercise price of a Stock Option or SAR or the cancellation of a Stock Option or SAR in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Stock Options or SARs, other Awards or any other consideration provided by the Company.

SECTION 17. NO CONTRACT OF EMPLOYMENT.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment or service of any Participant for any particular period.

SECTION 18. APPLICABLE LAW.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Ohio, without regard to the conflict of law provisions of any state, and with the relevant provisions of the Code and regulations issued thereunder. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Northern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant and beneficiary of a Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Northern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such State of Ohio court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant and beneficiary of a Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise)

arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail, postage prepaid, to such party, in the case of a Participant (or the Participant’s beneficiary) at the Participant’s (or the Participant’s beneficiary’s) address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.

SECTION 19. TERM OF PLAN.

19.1  Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after the ten (10) year anniversary of the Plan’s Effective Date; however, any Award theretofore granted may extend beyond such date.

SECTION 20. MISCELLANEOUS.

20.1  Unfunded Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant (or a Participant’s beneficiary) has a fixed and vested interest but which is not yet made to a Participant (or a Participant’s beneficiary) by the Company, nothing contained herein shall give any such Participant (or such Participant’s beneficiary) any right that is greater than those of a general unsecured creditor of the Company.

20.2  No Uniformity; No Future Rights. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity or treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award, and shall not constitute a promise of future grants. The Committee, in its sole discretion, maintains the right to make available future Awards hereunder.

20.3  No Trust. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Board, the Committee and a Participant or any other person.

20.4  Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

20.5  Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, for purposes of an Award that is subject to Section 409A, if a Participant’s termination of employment or service triggers the payment of “nonqualified deferred compensation” under such Award, then the Participant will not be deemed to have terminated employment or service until the Participant incurs a “separation from service” within the meaning of Section 409A.

20.6  Clawback, etc. Notwithstanding any other provisions of the Plan or any Award Agreement, by entering into Award Agreements or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 20.6, and acknowledges and agrees that the provisions of this Section 20.6 may be applied, without liability to any Participant (or any Participant’s beneficiary), by the Committee on a retroactive basis regardless of the Participant’s employment status with the Company or its Subsidiaries at the time of such clawback or other action by the Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee, in order for the Company or any Subsidiary to comply with applicable law, government regulation, or formal or informal guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by the Company in response to any such law or government regulation or guidance, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law and/or policies adopted by the Company.

* * *

CIVISTA
BANCSHARES, INC.

Civista Bancshares, Inc.
100 East Water Street | P.O. Box 5016 | Sandusky, OH 44870
419.625.4121 | 888.645.4121
NASDAQ: CIVB | civb.com

ANNUAL MEETING OF SHAREHOLDERS OF

CIVISTA BANCSHARES, INC.

April 16, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy statement and proxy card are available at www.proxydocs.com/civb
Please sign, date and mail your proxy card in the envelope provided as soon as possible.

 Please detach along perforated line and mail in the envelope provided.

21230303000000000000 6	041624

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE BE ADVISED THAT A VOTE TO “ABSTAIN” ON PROPOSALS 2, 3 AND 4 HAS THE SAME EFFECT AS A VOTE “AGAINST” EACH PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: 12 Director Nominees to serve one-year terms expiring in 2024:			2.	To approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the accompanying proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)

NOMINEES:

  Darci Congrove

  Mark Macioce

  Julie A. Mattlin

  James O. Miller

  Dennis E. Murray, Jr.

  Mary Patricia Oliver

  Clyde A. Perfect, Jr.

  Dennis G. Shaffer

  Harry Singer

  Nathan E. Weaks

  Lorina W. Wise

  Gerald B. Wurm

			3. 4.

To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2024.

To approve the Civista Bancshares, Inc. 2024 Incentive Plan.

					FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

0	∎

CIVISTA BANCSHARES, INC.

Proxy for Annual Meeting of Shareholders on April 16, 2024

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gerald B. Wurm, Nathan E. Weaks and James O. Miller, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Civista Bancshares, Inc., to be held April 16, 2024 at Cedar Point Center Facility, BGSU Firelands College One University Drive, Huron, OH 44839, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

∎ 1.1	14475 ∎